Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

by and among:

COMVEST INVESTMENT PARTNERS II LLC,

a Delaware limited liability company,

CAT ACQUISITION CORP.,

a Delaware corporation,

and

CATALYST INTERNATIONAL, INC.,

a Delaware corporation.

___________________________

Dated as of June 28, 2004

___________________________

Table of Contents

1.

Description of Transaction

1

1.1

Merger of Merger Sub into the Company

1

1.2

Closing; Effective Time

2

1.3

Certificate of Incorporation and Bylaws; Directors and Officers

2

1.4

Effect on Capital Stock

3

1.5

Company Stock Options

3

1.6

Closing of the Company’s Transfer Books; Payment of Company Options

and Warrants

4

1.7

12% Secured Promissory Notes; Warrants

5

1.8

Payment of Merger Consideration

7

1.9

Further Action

8

2.

Representations and Warranties of the Company

8

2.1

Due Organization; Subsidiaries; Etc.

8

2.2

Articles of Incorporation and Bylaws; Records

9

2.3

Capitalization, Etc.

9

2.4

Company Reports and Financial Statements

11

2.5

Absence of Material Adverse Change

13

2.6

Real Property; Title to Assets

13

2.7

Proprietary Assets

14

2.8

Contracts

16

2.9

Liabilities; Fees, Costs and Expenses

17

2.10

Compliance with Legal Requirements

17

2.11

Governmental Authorizations

18

2.12

Tax Matters

18

2.13

Employee and Labor Matters; Benefit Plans

20

2.14

Environmental Matters

24

2.15

Legal Proceedings; Orders

24

2.16

Authority; Binding Nature of Agreement

25

2.17

Non-Contravention; Consents

25

2.18

Full Disclosure

26

2.19

Company Action

26

2.20

Customers and Suppliers

27

2.21

Insurance

27

2.22

Interested Party Transactions

27

2.23

Brokers or Finders

28

3.

Representations and Warranties of Parent and Merger Sub

28

3.1

Due Organization; Subsidiaries; Etc.

28

3.2

Authority; Binding Nature of Agreement

28

3.3

Non-Contravention; Consents

29

3.4

Full Disclosure

30

3.5

Merger Consideration

30

4.

Certain Covenants of the Company and Parent

30

4.1

Access and Investigation

30

4.2

Operation of the Company

30

4.3

Notification; Updates to Disclosure Schedules

32

4.4

 Company Shareholders’ Meeting

33

4.5

No Solicitation of Transactions

34

5.

Additional Covenants of the Parties

36

5.1

Additional Agreements

36

5.2

Regulatory Approvals

37

5.3

Public Announcements

37

5.4

Directors and Officers Indemnification and Insurance

37

6.

Conditions Precedent to Obligations of Parent and Merger Sub

39

6.1

Accuracy of Representations

39

6.2

Performance of Covenants

39

6.3

Agreements and Documents

39

6.4

No Governmental Litigation

39

6.5

No Other Litigation

39

6.6

Appraisal Rights

40

6.7

No Material Adverse Effect

40

6.8

Indebtedness

40

6.9

Payment of Expenses

40

7.

Conditions Precedent to Obligations of the Company

40

7.1

Accuracy of Representations

40

7.2

Performance of Covenants

40

7.3

Documents

41

8.

Conditions Precedent to Obligations of Each Party

41

8.1

Shareholder Approval

41

8.2

No Restraints

41

8.3

Consents

41

9.

Termination

41

9.1

Termination Events

41

9.2

Termination Procedures

43

9.3

Effect of Termination

43

9.4

Fees and Expenses

43

10.

Survival of Certain Provisions After the Effective Time

45

11.

Miscellaneous Provisions

45

11.1

Further Assurances

45

11.2

Attorneys’ Fees

46

11.3

Notices

46

11.4

Time of the Essence

47

11.5

Headings

47

11.6

Counterparts

47

11.7

Governing Law; Jurisdiction and Venue

47

11.8

Parties in Interest; Successors and Assigns

47

11.9

Remedies Cumulative; Specific Performance

48

11.10

Waiver

48

11.11

Amendments

48

11.12

Severability

48

11.13

Entire Agreement

48

11.14

Waiver of Jury Trial

48

11.15

Construction

49

Exhibits

Exhibit A

Certain Terms

Exhibit B

Certificate of Incorporation and Bylaws of Merger Sub

Exhibit C

Form of Shareholders Agreement

AGREEMENT AND PLAN

OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of June 28, 2004, by and among ComVest Investment Partners II LLC, a Delaware limited liability company (“Parent”), CAT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Catalyst International, Inc., a Delaware corporation (the “Company”).  Certain other capitalized terms used in this Agreement are defined in Exhibit A.

Recitals

A.

The respective Boards of Directors of Parent, Merger Sub and the Company have each determined that it is fair to and in the best interests of their respective members and shareholders for Parent to acquire the Company upon the terms and subject to the conditions set forth in this Agreement.

B.

In furtherance of such acquisition, the respective Boards of Directors of Parent, Merger Sub and the Company have each determined that it is fair to and in the best interests of their respective members and shareholders for Merger Sub to merge with and into the Company (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of Delaware, as amended (the “DGCL”).

C.

The respective Boards of Directors of Parent, Merger Sub, and the Company have each unanimously approved of the Merger, upon the terms and subject to the conditions set forth in this Agreement, and approved and adopted this Agreement, and the Board of Directors of the Company has unanimously resolved to recommend that holders of the Company Common Stock vote their shares in favor of the Merger.

D.

Parent, Merger Sub and certain shareholders of the Company (the “Stockholders”) have entered into a Stockholders Voting Agreement, dated as of the date hereof (the “Stockholders Voting Agreement”), providing that, among other things, the Stockholders will, subject to the terms of the Stockholders Voting Agreement, grant Parent a proxy to vote their shares of Company Common Stock in favor of the Merger.

Agreement

Now, Therefore, in consideration of the foregoing premises and the representations, warranties, and agreements contained herein, and subject to the terms and conditions set forth herein, the parties hereto agree as follows:

1.

DESCRIPTION OF TRANSACTION

1.1

Merger of Merger Sub into the Company.  Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.2) and in accordance with the DGCL, Merger Sub shall be merged with and into the Company, and the separate corporate existence of Merger Sub shall cease, and the Company, as a direct, wholly-owned subsidiary of Parent shall continue as the surviving corporation (the “Surviving Corporation”) under the laws of the State of Delaware.  Without limiting the generality of the foregoing, at the Effective Time all property, rights, privileges, powers, immunities, and franchises of Merger Sub and the Company shall vest in the Surviving Corporation, and all debts, liabilities, obligations, and duties of Merger Sub and the Company shall become the debts, liabilities, obligations, and duties of the Surviving Corporation.

1.2

Closing; Effective Time.  As promptly as practicable after the satisfaction or, if permissible, waiver of the conditions specified in Sections 6, 7 and 8 (but in any event not more than three business days after the such satisfaction or waiver), the parties shall cause the Merger to be consummated by causing a Certificate of Merger meeting the requirements of Section 251 of the DGCL (the “Certificate of Merger”) to be properly executed and filed with the Secretary of State of the State of Delaware in accordance with the DGCL.  The Merger shall become effective at the time of filing of the Certificate of Merger in accordance with the DGCL or at such later time that the parties shall have agreed upon and designated in such filing as the effective time of the Merger (the “Effective Time”).  Immediately prior to such filing of the Certificate of Merger, a closing (the “Closing”) shall take place at the offices of Godfrey & Kahn, S.C., 780 North Water Street, Milwaukee, Wisconsin 53202 at 10:00 a.m., or such other place and time as the parties shall otherwise agree, for the purpose of confirming the satisfaction or waiver, as the case may be, of the conditions set forth in Sections 6, 7 and 8.  The date on which the Closing actually takes place is referred to in this Agreement as the “Closing Date.”

1.3

Certificate of Incorporation and Bylaws; Directors and Officers.  Unless otherwise agreed by the Company and Parent prior to the Closing, at the Effective Time and without any further action on the part of Parent, Merger Sub, or the Company:

(a)

the Certificate of Incorporation of the Company, immediately prior to the Effective Time, but amended in the form attached hereto as Exhibit B, shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time;

(b)

the Bylaws of Merger Sub, immediately prior to the Effective Time, in the form attached hereto as Exhibit B, shall be the Bylaws of the Surviving Corporation after the Effective Time;

(c)

the officers of the Company immediately prior to the Effective Time shall continue to serve in their respective offices of the Surviving Corporation from and after the Effective Time, until their successors are duly elected or appointed and qualified or until their resignation or removal; and

(d)

the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, until their successors are elected or appointed and qualified or until their resignation or removal.

1.4

Effect on Capital Stock.  At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

(i)

each share of the Company’s Common Stock, $0.10 par value per share (“Company Common Stock”), issued and outstanding immediately prior to the Effective Time, other than Excluded Shares and Dissenting Shares (as defined below), shall cease to be outstanding and shall be converted into the right to receive cash in the amount of $2.50 (for purposes hereof, the “Merger Consideration”); provided, that the Merger Consideration shall be appropriately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock occurring after the date hereof and prior to the Effective Time;

(ii)

each share of the capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation;

(iii)

each share of Company Common Stock held as of the Effective Time by the Company as treasury shares or by Parent, Merger Sub, or any other subsidiary of Parent (collectively “Excluded Shares”) shall be cancelled and retired and shall cease to exist and no consideration shall be delivered or be deliverable hereunder for such Excluded Shares; and

(iv)

notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and which are held by shareholders who have not voted in favor of the Merger or consented thereto in writing and who have properly demanded such shareholders’ rights to appraisal for such shares in accordance with Section 262 of the DGCL (and who have neither effectively withdrawn nor lost their rights to such appraisal) (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration as set forth in this Section 1.4, and such shareholders shall be entitled to only such rights as are granted by the DGCL.  If, after the Effective Time, any such dissenting shareholder withdraws, fails to perfect or loses any such right to appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration, without interest, in accordance with this Section 1.4.  The Company shall (i) give prompt notice to Parent of any demands received by the Company for appraisal of shares of capital stock of the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL.  The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

1.5

Company Stock Options.  Except as may otherwise be agreed in writing among the parties, each Company Option (as that term is defined in Exhibit A) that is outstanding immediately prior to the Effective Time, whether or not then exercisable or vested or unvested, shall without further action be cancelled and converted into rights to receive the consideration, if any, described in this Section 1.5.

The holders of any Company Options that have an exercise price per share less than the Merger Consideration and (i) that are vested immediately prior to the Effective Time or (ii) that automatically vest upon or in connection with the consummation of the Merger without any action on the part of the Company, its Board of Directors, or any committee thereof (in either case a “Vested Option”) shall be entitled to receive, as soon as practicable after the Effective Time, from the Surviving Corporation a cash payment in an aggregate amount equal to the product of (A) the excess of the Merger Consideration over the exercise price per share of the Vested Options and (B) the number of shares of Company Common Stock for which such Vested Options were exercisable.  Each Company Option that is not a Vested Option and each Company Option that is a Vested Option but which has an exercise price equal to or greater than the Merger Consideration will be cancelled as of the Effective Time for aggregate consideration of not more than $200,000.  Each of Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement in respect of Company Options such amount as it is required to deduct and withhold with respect to the making of such payment under the Code or any Legal Requirement.  To the extent that amounts are so withheld, such withheld amounts shall be treated for purposes of this Agreement as having been paid to the holder of Company Options in respect of which such deduction and withholding was made.

As of the Effective Time, each of the Company Option Plans (as defined below) and any other plan, program, or arrangement providing for the issuance or grant of any other interest in respect of the capital stock or equity of the Company or any subsidiary thereof shall be terminated and cancelled (without any liability on the part of the Parent or the Surviving Corporation other than as expressly provided in this Section 1.5) and the Company shall take all action legally necessary, including obtaining the consents of the individual Company Option holders, if necessary, to (i) cause such cancellation of the Company Option Plans and (ii) cancel, as of the Effective Time, each outstanding Company Option, in each case, as contemplated by Section 1.5.  The term “Company Option Plans” shall mean (a) the three employee stock option plans as described in the Company’s annual report for the fiscal year ended December 31, 2003, filed with the Securities and Exchange Commission on Form 10-K (the “2003 Annual Report”), and (b) the Company’s 1997 Director Stock Option Plan as it is described in the 2003 Annual Report.  From and after the Effective Time and other than as expressly set forth in this Section 1.5, no holder of a Company Option shall have any rights in respect thereof other than the right to receive the consideration, if any, as provided in this Section 1.5.

1.6

Closing of the Company’s Transfer Books; Payment of Company Options and Warrants.

(a)

At the Effective Time, holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such Company Common Stock outstanding immediately prior to the Effective Time.  No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time.  If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock (a “Company Stock Certificate”) is presented to the Surviving Corporation or Parent for any reason, such Company Stock Certificate shall be cancelled and shall be converted into the Merger Consideration as provided in this Article 1, subject to applicable law in the case of Dissenting Shares.

(b)

At the Effective Time, holders of certificates representing Company Options that were outstanding immediately prior to the Effective Time shall cease to have any rights as option holders of the Company, and the transfer books of the Company shall be closed with respect to all such Company Options outstanding immediately prior to the Effective Time.  No further transfer of any such Company Options shall be made on such transfer books after the Effective Time.  If, after the Effective Time, a valid certificate previously representing any Vested Options (a “Company Option Certificate”) is presented to the Surviving Corporation or Parent for any reason, such Company Option Certificate shall be cancelled and shall be converted into the consideration provided for in Section 1.5.   No interest shall accrue or be paid on the consideration payable upon the surrender of any Company Option Certificate.

(c)

At the Effective Time, holders of certificates representing Warrants that were outstanding immediately prior to the Effective Time shall cease to have any rights as warrant holders of the Company, and the transfer books of the Company shall be closed with respect to all such Warrants outstanding immediately prior to the Effective Time.  No further transfer of any such Warrants  shall be made on such transfer books after the Effective Time.  If, after the Effective Time, a valid certificate previously representing any Warrants is presented to the Surviving Corporation or Parent for any reason, such Warrant certificate shall be cancelled and shall be converted into the consideration provided for in Section 1.7(b).  No interest shall accrue or be paid on the consideration payable upon the surrender of any such Warrant certificate.

1.7

12% Secured Promissory Notes; Warrants.

(a)

At the Effective Time, each of the Company’s then outstanding and unpaid 12% Secured Promissory Notes issued in 2003 in the aggregate principal amount of $2,125,000 (collectively, the “2003 Notes”) shall be cancelled and the holders of the 2003 Notes shall be entitled to receive from the Surviving Corporation payment in full of the then outstanding principal balances plus all accrued but unpaid interest through the Effective Date, and the Company shall take all action necessary, including obtaining the consents of the individual 2003 Note holders, if necessary, to (i) cause the such cancellation of the 2003 Notes and (ii) cancel, as of the Effective Time, each outstanding 2003 Note.  Upon the Closing, Parent will deposit cash in an amount equal to the payments due hereunder with the Payment Agent (as defined in Section 1.8, below).  As soon as reasonably practical after the Effective Date and upon receipt from the holders of the 2003 Notes of the original notes for cancellation, Parent and the Surviving Corporation shall cause the Payment Agent to make payment to the holders of the 2003 Notes of the amounts to which they are entitled under this Section 1.7(a).  Notwithstanding the foregoing provisions of this paragraph (a), and in lieu of the payment described in the immediately preceding sentence, each of the holders of the 2003 Notes shall have the option, to be exercised in his or her sole discretion, to elect to receive the same capital stock of the Surviving Corporation as received by the Parent in connection with the Parent’s capitalization of the Company, upon cancellation of any or all of their 2003 Notes, upon the following terms and conditions: (i) such 2003 Noteholder must provide written notice of his or her election to receive such capital stock of the Surviving Corporation in exchange for the specified principal amount of such 2003 Noteholder’s 2003 Notes not later than three business days prior to the Closing; (ii) such 2003 Noteholder must, at the Closing, execute and deliver to Parent the shareholder agreement attached hereto as Exhibit C (the “Shareholders Agreement”) (iii) such 2003 Noteholder must surrender to the Surviving Corporation, at or prior to the Closing, all such 2003 Notes for cancellation; and (iv) such 2003 Noteholder shall be entitled to receive such number of newly issued shares of the capital stock of  the Surviving Corporation as is necessary to provide such 2003 Noteholder with its proportionate share of the total outstanding capital stock of the Surviving Corporation based upon the ratio that (A) the principal amount (plus all accrued and unpaid interest through the Effective Date) of all 2003 Notes that such 2003 Noteholder is converting to capital stock of the Surviving Corporation bears to (B) the sum of (I) the aggregate principal amount (plus all accrued and unpaid interest through the Effective Date) of all 2003 Notes being converted into common stock of the Surviving Corporation pursuant to this Section 7.1(a) plus (II) the total amount of the Merger Consideration, the amount necessary to pay off all Company Options and Warrants, the amount necessary to pay off any 2003 Notes which are not being converted into common stock of the Surviving Corporation, the amount of any other outstanding indebtedness for borrowed money of the Company and the Company Subsidiaries as of the Effective Time, the amount of any Expenses incurred by Parent to unaffiliated third parties in connection with (i) its due diligence investigation of the Company; and (ii) the preparation, review and negotiation of this Agreement and the Related Agreements and the transactions contemplated hereby and thereunder.

(b)

The holders of any Warrants that have an exercise price per share less than the Merger Consideration shall be entitled to receive, as soon as practicable after the Effective Time, from the Surviving Corporation a cash payment in an aggregate amount equal to the product of (A) the excess of the Merger Consideration over the exercise price per share of the Warrant and (B) the number of shares of Company Common Stock for which such Warrants were exercisable.  Each Warrant which has an exercise price equal to or greater than the Merger Consideration will automatically be cancelled without any consideration as of the Effective Time.  As of the Effective Time, each of the Warrants shall be terminated and cancelled (without any liability on the part of the Parent or the Surviving Corporation other than as expressly provided in this Section 1.7(b) and the Company shall take all action necessary, including obtaining the consents of the individual Warrant holders, if necessary, to (i) cause the such cancellation of the Warrants and (ii) cancel, as of the Effective Time, each outstanding Warrant.  From and after the Effective Time and other than as expressly set forth in this Section 1.7(b), no holder of a Warrant shall have any rights in respect thereof other than the right to receive the consideration, if any, as provided in this Section 1.7(b).  Each of Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement in respect of Warrants such amount as it is required to deduct and withhold with respect to the making of such payment under the Code or any Legal Requirement.  To the extent that amounts are so withheld, such withheld amounts shall be treated for purposes of this Agreement as having been paid to the holder of Warrants in respect of which such deduction and withholding was made.

1.8

Payment of Merger Consideration.

(a)

Prior to the Effective Time, the Company shall designate a reputable bank or trust company to act as the payment agent for the Merger Consideration (the “Payment Agent”).  Upon the Closing, the Parent will deposit, in trust with the Payment Agent for the benefit of holders of the Company Common Stock, the product of (A) the Merger Consideration and (B) the number of issued and outstanding shares of Company Common Stock issued and outstanding immediately prior to the Effective Time, excluding Dissenting Shares and Excluded Shares (such product being referred to herein as the “Payment Fund”).  The Payment Agent shall be authorized to invest the Payment Fund in (i) investment grade money market instruments, (ii) direct obligations of the United States of America, (iii) obligations for which the full faith and credit of the United States of America is pledged to provide for the payment of principal and interest, (iv) commercial paper rated to the highest quality by either Moody’s Investment Services, Inc. or Standard & Poor’s Corporation, or (v) certificates of deposit, bank repurchase agreements or bankers’ acceptances of commercial banks with capital exceeding $1 billion, in each case having maturities not to exceed 30 days and as designated by Parent, with any interest earned thereon being payable to Parent.

(b)

As soon as reasonably practicable after the Effective Time, Parent and the Surviving Corporation shall cause the Payment Agent to send to each of the registered holders of Company Common Stock a letter of transmittal in customary form and containing such customary provisions as the Company may reasonably specify and instructions for use in effecting the surrender of each share of Company Common Stock in exchange for the Merger Consideration.  Upon surrender of a Company Stock Certificate to the Payment Agent, together with a duly executed letter of transmittal and such other customary documents as may be reasonably required by the Payment Agent, the Payment Agent shall deliver or caused to be delivered to the holders of such surrendered Company Stock Certificates (other than certificates representing Dissenting Shares or Excluded Shares) the Merger Consideration for each share of Company Common Stock represented by such surrendered Company Stock Certificate.  No interest shall accrue or be paid on the Merger Consideration payable upon the surrender of any Company Stock Certificate.  If the payment equal to the Merger Consideration is to be made to a person other than the person in whose name the shares represented by the surrendered Company Stock Certificate are registered on the stock transfer books of the Company, it shall be a condition of payment that the certificate so surrendered shall be endorsed properly or otherwise be in proper form for transfer and that the person requesting such payment shall have paid all transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate surrendered, or shall have established to the satisfaction of Parent that such taxes either have been paid or are not applicable. Each of Parent, Merger Sub, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement in respect of shares of Company Common Stock such amount as it is required to deduct and withhold with respect to the making of such payment under the Code or any Legal Requirement.  To the extent that amounts are so withheld, such withheld amounts shall be treated for purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made.

(c)

All Company Stock Certificates so surrendered shall be cancelled.  Until surrendered as contemplated by this Section 1.8, each share of Company Common Stock shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration in accordance with this Agreement.  If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Stock require the owner of such lost, stolen or destroyed Company Stock Certificate to provide a statutory declaration and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.  From and after the Effective Time, the holders of Company Stock Certificates shall cease to have any rights with respect to Company Common Stock except as otherwise provided herein or by law.

(d)

At any time following the sixth month after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds which had been made available to the Paying Agent and not disbursed to holders of shares of Company Common Stock (including, without limitation, all interest and other income received by the Paying Agent in respect of all funds made available to it), and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat and other similar laws) only as general creditors thereof with respect to any Merger Consideration that may be payable upon due surrender of the Company Stock Certificates held by them.  Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

1.9

Further Action.  If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement and any Related Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

2.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to, and for the benefit of, Parent and Merger Sub that, except as set forth in the Company Disclosure Schedule delivered by the Company to Parent at or prior to the execution and delivery of this Agreement (the “Company Disclosure Schedule”), the following are true:

2.1

Due Organization; Subsidiaries; Etc.

(a)

The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all necessary power and authority to own, lease  and operate its properties and conduct its business in the manner in which its business is currently being conducted.

(b)

The Company is properly qualified, authorized, registered or licensed to do business as a foreign corporation in Wisconsin and in any other jurisdiction where it is required to do so except where the failure to do so would not have a Material Adverse Effect on the Company.

(c)

The Company owns all of the issued and outstanding capital stock of Catalyst WMS International Limited, a company incorporated and operated under the laws of the United Kingdom (the “UK Subsidiary”).  The UK Subsidiary is duly organized, validly existing and in active status under the laws of the United Kingdom.  All of the outstanding shares of capital stock of the UK Subsidiary have been validly issued and are fully paid and non-assessable.  There are no outstanding (i) securities of the UK Subsidiary convertible or exchangeable into shares of the Company, (ii) warrants, options, calls or any other rights of any character affecting the capital stock of the UK Subsidiary, or (iii) any other agreements or obligations relating to the equity interests in the UK Subsidiary.  The Company also owns all of the capital stock of a corporation organized under the laws of the country of Brazil (the “Brazilian Subsidiary”; and together with the UK Subsidiary, the “Company Subsidiaries”).  The Brazilian Subsidiary is in the process of being liquidated, owns no assets, has no current business operations, and has no liabilities, contingent or otherwise, except for obligations not to exceed $25,000 in connection with its liquidation.  Except for the Company Subsidiaries, the Company does not own any debt or equity securities in any other Person.

2.2

Articles of Incorporation and Bylaws; Records.  The Company has made available to Parent accurate and complete copies of (1) the Company’s and the Company Subsidiaries’ certificate or articles of incorporation or organization and bylaws, including all amendments thereto (and such certificate or articles of incorporation or organization and bylaws are in full force and effect); (2) the stock records of the Company and the Company Subsidiaries; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company and the Company Subsidiaries, the board of directors of the Company and the Company Subsidiaries and all committees of the board of directors of the Company and the Company Subsidiaries (the items described in (1), (2) and (3) above, collectively, the “Company Constituent Documents”).  There has not been any material violation of the Company Constituent Documents, and neither the Company nor the Company Subsidiaries has taken any action that is inconsistent in any material respect with the Company Constituent Documents.  The Company Constituent Documents are accurate, up-to-date and complete in all material respects, and have been properly maintained in all material respects.

2.3

Capitalization, Etc.

(a)

The authorized capital stock of the Company consists of (i) 25,000,000 shares of Common Stock, $0.10 par value per share, of which 7,872,087 shares have been issued and are outstanding as of the date hereof and of which 1,420,275 shares are held in the treasury of the Company; and (ii) 2,000,000 shares of Preferred Stock, $0.01 par value per share, none of which are issued and outstanding (“Company Preferred Stock” and together with Company Common Stock, “Company Capital Stock”).  All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable, subject to the provisions of Section 180.0622(2)(b) of the Wisconsin Statutes as judicially interpreted.  All outstanding shares of Company Capital Stock, all outstanding Company Options and all outstanding Warrants have been issued and granted in compliance, in all material respects, with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in any material contract of the Company.  All outstanding shares of stock of the Company Subsidiaries are owned by the Company and have been validly issued, are fully paid, and are nonassessable.  The Company has not adopted any shareholders’ rights plan or comparable arrangement.

(b)

As of the date hereof, the Company has reserved 4,563,226 shares of Company Common Stock for issuance under the Company Stock Option Plans, the Company’s outstanding warrants, and under other agreements entered into by the Company granting options to purchase shares of Company Common Stock.  As of the date hereof, options or warrants to purchase 3,146,710 shares Company Common Stock were outstanding.  Part 2.3(b) of the Company Disclosure Schedule accurately sets forth, with respect to each Company Option:  (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option; (v)  the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).  Part 2.3(b) of the Company Disclosure Schedule also sets forth such details with respect to warrants to acquire an aggregate of 748,239 shares of Company Common Stock that were issued in connection with debt issued by the Company and an outstanding warrant for the purchase of 10,000 shares of Company Common Stock (collectively, the “Warrants”).  The Company has made available to Parent all Company Option Plans, Warrants and any other agreement or instruments pursuant to which the Company may be obligated to issue options, warrants, or any other right to acquire any shares of Company Capital Stock.  Except for the Warrants and the Company Options described in Part 2.3(b) of the Company Disclosure Schedule, there are no (i) outstanding subscriptions, options, calls, warrants or rights (whether or not currently exercisable) to acquire any shares of Company Capital Stock or other debt or equity securities of the Company; (ii) outstanding securities, instruments or obligations that are or may become convertible into or exchangeable for any shares of Company Capital Stock or other securities of the Company; (iii) contracts under which the Company is or may become obligated to sell or otherwise issue any shares of Company Capital Stock or any other securities of the Company; or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of Company Capital Stock or other securities of the Company.  The aggregate amount of cash consideration that the Surviving Corporation will be required to pay in connection with the consummation of the Merger in order to pay to the holders of Vested Options the amounts due them under the second sentence of Section 1.5, above, and to pay to the holders of Warrants the amounts due them under the first sentence of Section 1.7(b), above, shall not exceed $1,650,000.

2.4

Company Reports and Financial Statements.

(a)

The Company has filed all forms, reports, schedules, statements, certifications and other documents required to be filed by it with the Securities and Exchange Commission (the “SEC”) since January 1, 2001, through the date of this Agreement (collectively, including all exhibits and information incorporated by reference therein, the “Company SEC Reports”).  All of the Company SEC Reports since May 1996 have been filed using the SEC’s Electronic Data Gathering and Retrieval System.  The Company Subsidiaries are not required to file any form, report or other document with the SEC.  The Company SEC Reports (i) were prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(b)

The Company has delivered to Parent the following financial statements and notes (collectively, the “Company Financial Statements”):

(i)

The audited consolidated balance sheets of the Company as of December 31, 2003 (the “2003 Balance Sheet”), and the related audited consolidated income statements, statements of stockholders’ equity and statements of cash flows of the Company for the periods then ended together with the notes thereto (the “Audited Company Financial Statements”); and

(ii)

The unaudited consolidated balance sheets of the Company as of March 31, 2004, and the related unaudited consolidated income statement of the Company for the three months then ended (the “Unaudited Interim Company Financial Statements”).

(c)

The Company Financial Statements and each of the consolidated financial statements (including, in each case, any notes thereto) included in the Company SEC Reports present fairly the consolidated financial position of the Company as of the dates thereof and the results of operations and cash flows of the Company) for the periods covered thereby.  The Company Financial Statements and each of the consolidated financial statements (including, in each case, any notes thereto) included in the Company SEC Reports have been prepared in accordance with United States GAAP applied on a consistent basis throughout the periods covered.

(d)

The Company has heretofore furnished to Parent complete and correct copies of all amendments and modifications that have not been filed by the Company with the SEC to all agreements, documents and other instruments that previously had been filed by the Company with the SEC and are currently in effect.

(e)

The Company has made available to Parent all comment letters received by the Company from the SEC or the staff thereof since January 1, 2001 and all responses to such comment letters filed by or on behalf of the Company.

(f)

To the Company’s knowledge, each director and executive officer of the Company has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since January 1, 2001.

(g)

The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has timely filed and made available to Parent, all certifications and statements required by (x) Rule 13a-14 or Rule 15d-14 under the Exchange Act or (y) 18 U.S.C. Section 1350 (Section 906 of the Sarbanes-Oxley Act of 2002) with respect to any Company SEC Report, such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn, and neither the Company nor any of its officers has received notice from any Governmental Body questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.  The Company maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company’s SEC filings and other public disclosure documents.  Part 2.4(g) of the Company Disclosure Schedule lists, and the Company has made available to Parent, complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.  As used in this Section 2.4, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC.

(h)

The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with United States GAAP.  The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with United States GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Part 2.4(h) of the Company Disclosure Schedule lists, and the Company has made available to Parent, complete and correct copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such internal accounting controls.

(i)

Since January 1, 2001, neither the Company nor the Company Subsidiaries nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company or the Company Subsidiaries, has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or the Company Subsidiaries or their respective internal accounting controls, including any complaint, allegation, assertion or claim that the Company or the Company Subsidiaries has engaged in questionable accounting or auditing practices.  To the Company’s knowledge, no attorney representing the Company or the Company Subsidiaries, whether or not employed by the Company or the Company Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company.  Since January 1, 2001, there have been no internal investigations regarding accounting or revenue recognition discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, general counsel, the Board of Directors of the Company or any committee thereof.

(j)

To the knowledge of the Company, no employee of the Company or the Company Subsidiaries has provided or is providing information to any law enforcement agency regarding the commission or possible commission of any crime or the violation or possible violation of any applicable Legal Requirement.  Neither the Company nor the Company Subsidiaries nor, to the Company’s knowledge, any officer, employee, contractor, subcontractor or agent of the Company or the Company Subsidiaries has discharged, demoted, suspended, threatened, harassed or in any other manner discriminated against an employee of the Company or the Company Subsidiaries in the terms and conditions of employment because of any act of such employee described in 18 U.S.C. § 1514A(a).

2.5

Absence of Material Adverse Change.  Since March 31, 2004, (a) the Company and the UK Subsidiary have conducted their business only in the ordinary course and in a manner consistent with past practices, (b) neither the Company nor the UK Subsidiary has suffered a Material Adverse Effect and no event has occurred that will, or would reasonably be expected to, have a Material Adverse Effect on the Company and the UK Subsidiary, (c) except as set forth in part 2.5(c) of the Company Disclosure Letter, neither the Company nor the UK Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 4.2, and (d) the only activity engaged in by the Brazilian Subsidiary has been in connection with its liquidation.  The Company has not declared any dividend since such date.

2.6

Real Property; Title to Assets.

(a)

Except as set forth in Part 2.6(a) of the Company Disclosure Schedule, neither the Company nor any of the Company Subsidiaries owns, or has ever owned, any real property.

(b)

Part 2.6(b) of the Company Disclosure Schedule lists each parcel of real property currently leased or subleased by the Company or the Company Subsidiaries, with the name of the lessor and the date of the lease, sublease, assignment of the lease, any guaranty given or leasing commissions payable by the Company or the Company Subsidiaries in connection therewith and each amendment to any of the foregoing (collectively, the “Lease Documents”).  True, correct and complete copies of all Lease Documents have been delivered to Parent.  All such current leases and subleases are in full force and effect, are valid and effective in accordance with their respective terms against the Company or the Company Subsidiaries, and to the knowledge of the Company, against the lessor, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or the Company Subsidiaries or, to the Company’s knowledge, by the other party to such lease or sublease, or person in the chain of title to such leased premises.

(c)

Except as set forth in Part 2.6(c) of the Company Disclosure Schedule, the Company and the UK Subsidiary own, and have good and valid and marketable title to, or a valid leasehold interest in, all assets owned or used by them, and own all of such assets (including, without limitation, Proprietary Assets) free and clear of any Encumbrances, except for (x) any lien for current Taxes not yet due and payable, and (y) liens that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of such assets subject thereto or materially impair the operations of the Company or the Company Subsidiaries.

2.7

Proprietary Assets.

(a)

Part 2.7(a) of the Company Disclosure Schedule sets forth a description of each Proprietary Asset (whether or not registered) owned by the Company and the Company Subsidiaries which is material to the operations of the Company and the Company Subsidiaries (collectively, the “Material Owned Proprietary Assets”).  With respect to each Proprietary Asset which is registered (the “Registered Proprietary Assets”), Part 2.7(a) of the Company Disclosure Schedule sets forth (i) the name and a description of such Registered Proprietary Assets, and (ii) the jurisdiction(s) where each is registered and any registration and/or application serial numbers.  Part 2.7(a) of the Company Disclosure Schedule also identifies (i) all material licenses, sublicenses and other material agreements not otherwise listed in Schedule 2.8(a) and pursuant to which the Company or any sublicensee of the Company or the Company Subsidiaries has granted to any Person other than a customer of the Company in the ordinary course of business the right to use any of the Material Owned Proprietary Assets, (ii) all material consents, indemnifications, forbearances to sue,  and settlement agreements to which the Company or the Company Subsidiaries is a party relating to Proprietary Assets, (iii) except for generally commercially available software, each Proprietary Asset that is licensed or otherwise made available to the Company or the Company Subsidiaries by any Person, and any ongoing royalty or other payment obligations with respect to such Proprietary Assets (the “Licensed Proprietary Assets”) and (iv) all agreements pursuant to which the Company or the Company Subsidiaries has escrowed any Material Owned Proprietary Asset or provided copies of source code to any person other than pursuant to such agreements.  Except as set forth in Part 2.7(a) of the Company Disclosure Schedule or as it pertains to generally commercially available software, the Company is not under any obligation to pay royalties or other payments in connection with any license, sublicense or other agreement, nor restricted from assigning its rights under any sublicense or agreement respecting Proprietary Assets, nor will the Company otherwise be, as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to Proprietary Assets.  The Company and/or the Company Subsidiaries have a valid right to use, license and otherwise exploit all Licensed Proprietary Assets and any rights thereunder will not be affected by the Company entering into this Agreement and the agreements and transactions contemplated hereby.

(b)

Except as set forth in Part 2.7(b) of the Company Disclosure Schedule, to the Company’s knowledge (i) none of the Registered Proprietary Assets or Licensed Proprietary Assets or any other Proprietary Asset owned by the Company (together, the “Company Proprietary Assets”) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person, (ii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by the Company or the Company Subsidiaries is infringing, misappropriating, or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and the Company or the Company Subsidiaries has all rights and licenses  necessary in order to make, have made, use or sell such products,  (iii) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Company Proprietary Asset, and (iv) there is no claim, suit, action or proceeding pending or threatened or asserted against the Company or the Company Subsidiaries (A) alleging any conflict or infringement by the Company or the Company Subsidiaries of any third party's intellectual property or proprietary rights or  (B) challenging the Company's or the Company Subsidiaries’ ownership or use of, or the validity or enforceability of, any of the Company Proprietary Assets.

(c)

To the Company’s knowledge, the Company's and the Company Subsidiaries’ rights in all of the Company Proprietary Assets are valid, subsisting, and enforceable.  None of the Company Proprietary Assets or any registrations therefor have been canceled or adjudicated invalid or unenforceable, or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting the Company's or the Company Subsidiaries’ rights thereto.

(d)

All Registered Proprietary Assets are valid, subsisting, unexpired, in proper form and all renewal fees and other maintenance fees that have fallen due on or prior to or within ninety (90) days after the Closing Date have been paid.  The Company has timely made all filings and payments with the appropriate foreign and domestic intellectual property offices required to maintain in subsistence all Registered Proprietary Assets.  No due dates for filings or payments concerning such Registered Proprietary Assets (including without limitation office action responses, affidavits of use, affidavits of continuing use, renewals, requests for extension of time, maintenance fees, application fees and foreign convention priority filings) fall due within ninety (90) days of the Closing Date, whether or not such due dates are extendable.  All documentation necessary to confirm and effect the Company's or the Company Subsidiaries’ ownership of and rights in any Registered Proprietary Assets acquired by the Company or the Company Subsidiaries from third parties has been filed in the United States Patent and Trademark Office and the United States Copyright Office, and all other relevant intellectual property offices and agencies in other jurisdictions. Except as set forth in Part 2.7(d) of the Company Disclosure Schedule, no Material Owned Proprietary Asset is the subject of any legal or governmental proceeding before any Governmental Body in any jurisdiction, including any office action or other form of preliminary or final refusal of registration.  The consummation of the transactions contemplated hereby will not materially alter or impair any Company Proprietary Assets.

(e)

To the Company’s knowledge, no Company Proprietary Asset has been used, divulged, disclosed or appropriated to the detriment of the Company or the Company Subsidiaries for the benefit of any third party; and (ii) no employee or agent of the Company or the Company Subsidiaries has misappropriated any trade secrets or other confidential information of any third party in the course of the performance of his or her duties as an employee or agent of the Company or the Company Subsidiaries.

2.8

Contracts.

(a)

Subsections (i) through (xvi) of Part 2.8(a) of the Company Disclosure Schedule lists the following types of contracts and agreements to which the Company or the Company Subsidiaries is a party (such contracts and agreements as are required to be set forth in Part 2.8(a) of the Company Disclosure Schedule together with the contracts required to be disclosed under Part 2.7(a) or Part 2.13(a) of the Company Disclosure Schedule being the “Material Contracts”):

(i)

each “material contract” (as such term is defined in Item 610(b)(10) of Regulation S-K of the SEC) with respect to the Company and the Company Subsidiaries;

(ii)

each contract and agreement, whether or not made in the ordinary course of business, that contemplates an exchange of consideration with a value of more than $100,000, in the aggregate, over the term of such contract or agreement;

(iii)

all contracts and agreements evidencing indebtedness;

(iv)

all joint venture, partnership, strategic alliance and business acquisition or divestiture agreements (and all letters of intent, term sheets and draft agreements relating to any such pending transactions);

(v)

all agreements relating to issuances of securities of the Company or the Company Subsidiaries (and all letters of intent, term sheets and draft agreements relating to any such pending transactions);

(vi)

all distribution contracts to which the Company or the Company Subsidiaries is a party;

(vii)

all contracts and agreements with any Governmental Authority to which the Company or the Company Subsidiaries is a party;

(viii)

all contracts and agreements that limit, or purport to limit, the ability of the Company or the Company Subsidiaries to compete in any line of business or with any person or entity or in any geographic area or during any period of time; and

(ix)

all agreements related to professional services rendered to the Company or the Company Subsidiaries in connection with the Merger and this Agreement.

(b)

Other than as set forth in Part 2.8(b) of the Company Disclosure Schedule, and except as would not, individually or in the aggregate, prevent or materially delay consummation of the Merger and would not, individually or in the aggregate, have a Material Adverse Effect, (i) each Material Contract is a legal, valid and binding agreement against the Company and/or the Company Subsidiaries and, to the knowledge of the Company, against the third party thereto; (ii) neither the Company nor any of the Company Subsidiaries has received any claim of default under or cancellation of any Material Contract and neither the Company nor any of the Company Subsidiaries is in breach or violation of, or default under, any Material Contract; (iii) to the Company’s knowledge, no other party is in breach or violation of, or default under, any Material Contract; and (iv) neither the execution of this Agreement nor the consummation of the Merger shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect any of the material rights of the Company or the Company Subsidiaries under any Material Contract.  The Company has furnished or made available to Parent true and complete copies of all Material Contracts, including any amendments thereto.

2.9

Liabilities; Fees, Costs and Expenses.

(a)

The Company and the Company Subsidiaries have no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with United States GAAP, and whether due or to become due), except for (i) liabilities identified as such in the “liabilities” column of the Unaudited Company Interim Financial Statements; (ii) accounts payable, accrued salaries or other ordinary course liabilities, that have been incurred since the date of the Unaudited Company Interim Financial Statements in the ordinary course of business and consistent with past practices and which do not or would not have a Material Adverse Effect; (iii) liabilities under executory contracts; (iv) the liabilities identified in Part 2.9(a) of the Company Disclosure Schedule; (v) liabilities relating to the 2003 Notes (as defined in Section 1.7(a), above); and (vi) liabilities incurred in the ordinary course of business not exceeding $250,000 in the aggregate and not required to be otherwise disclosed in the Company Disclosure Schedule or not required by United States GAAP to be disclosed in financial statements of the Company.

(b)

Neither the Company nor any of the Company Subsidiaries has guaranteed or indemnified, nor is either of them obligated to guarantee or indemnify, any obligation of greater than $100,000 of any Person except as disclosed in the Audited Company Financial Statements.

2.10

Compliance with Legal Requirements.  Except for Environmental Laws (as to which Section 2.14 applies), the Company and the Company Subsidiaries are in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and would not be reasonably likely to have a Material Adverse Effect on the Company.  During the previous two years, neither the Company nor the Company Subsidiaries has received any written notice or other written communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any material Legal Requirement, except where such violation or failure to comply has not had and would not be reasonably likely to have a Material Adverse Effect on the Company.  Neither the Company nor any of the Company Subsidiaries holds or is required to hold any security clearance issued by a Governmental Body or is required to be a party to any special security arrangement with a Governmental Body to conduct any portion of its business.

2.11

Governmental Authorizations.  The Company and the Company Subsidiaries have all Governmental Authorizations necessary to enable them to own, lease and operate their properties and to conduct their business in the manner in which their business is currently being conducted, and the Company and the Company Subsidiaries are in compliance with the terms and requirements of such Governmental Authorizations, except where the failure to have or comply with such Governmental Authorizations has not had or would not be reasonably likely to have a Material Adverse Effect on the Company.  No suspension or cancellation of any of such Governmental Authorizations is pending or, to the knowledge of the Company threatened.

2.12

Tax Matters.

(a)

Except as set forth in Part 2.12(a) of the Company Disclosure Schedule and except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, all Tax Returns required to be filed by or on behalf of the Company or the Company Subsidiaries with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the “Company Returns”) (i) have been filed on or before the applicable due date (including any extensions of such due date), and (ii) were accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements.  All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.  The Company has made available to Parent accurate and complete copies of all Company Returns filed which have been requested by Parent.  No extension or waiver of the limitation period applicable to any of the Company Returns has been granted, and no such extension or waiver has been requested from the Company.  No claim has been made by a Governmental Body in a jurisdiction where the Company or the Company Subsidiaries does not file Tax Returns that the Company or the Company Subsidiaries is or may be subject to taxation by that jurisdiction.

(b)

Except as set forth in Part 2.12(b) of the Company Disclosure Schedule and except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, no claim or Legal Proceeding is pending or, to the knowledge of the Company, has been threatened against or with respect to the Company or the Company Subsidiaries in respect of any Tax.  Except as set forth in Part 2.12(b) of the Company Disclosure Schedule, there are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company or the Company Subsidiaries with respect to any Tax.

(c)

Each of the Company and the Company Subsidiaries have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(d)

No foreign, federal, state, or local Tax audits or administrative or judicial Tax proceedings are pending or being conducted with respect to the Company or the Company Subsidiaries.  Neither the Company nor the Company Subsidiaries has received from any Governmental Body (including jurisdictions where the Company or the Company Subsidiaries have not filed Tax Returns) any (i) notice indicating an intent to open an audit or other review, (ii) request for information related to Tax matters, or (iii) notice of deficiency or proposed adjustment for any amount of Tax proposed, asserted, or assessed by any Governmental Body against the Company or the Company Subsidiaries.

(e)

Neither the Company nor the Company Subsidiaries has filed a consent under Section 341(f) of the Code concerning collapsible corporations.  Neither the Company nor the Company Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of (i) any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law) and (ii) any amount that will not be fully deductible as a result of Section 162(m) of the Code (or any corresponding provision of state, local or foreign Tax law).  Neither the Company nor the Company Subsidiaries has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section  897(c)(1)(A)(ii) of the Code.  Neither the Company nor the Company Subsidiaries is a party to or bound by any Tax allocation or sharing agreement.  Neither the Company nor the Company Subsidiaries (A) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company)  within the meaning of Section 1502 of the Code, or (B) has any liability for the Taxes of any Person (other than the Company or the Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

(f)

Neither the Company nor the Company Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of : (i) a change in method of accounting for a taxable period ended or ending on or prior to the Closing Date; (ii) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) an intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (iv) an installment sale or open transaction disposition made on or prior to the Closing Date; or (v) with respect to any prepaid amount received on or prior to the Closing Date.

(g)

Neither the Company nor the Company Subsidiaries has been a party to a transaction (including a transaction involving the distribution of the stock of the Company or the Company Subsidiaries by another Person) that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(h)

The unpaid Taxes of the Company (A) did not, as of the dates of the Audited Company Financial Statements and Unaudited Company Financial Statements, exceed the reserve for Tax liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax Income) set forth on such statements (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of the Company in filing their Tax Returns.  Since the date of the Unaudited Company Financial Statement, the Company has not incurred any liability for Taxes arising from extraordinary gains or losses, as that term is used in United States GAAP, outside the ordinary course of business consistent with past custom and practice.

2.13

Employee and Labor Matters; Benefit Plans.

(a)

Part 2.13(a) of the Company Disclosure Schedule lists each of the following, if any, which is sponsored, maintained or contributed to by the Company or the Company Subsidiaries for the benefit of the employees or agents of the Company or the Company Subsidiaries, which has been so sponsored, maintained or contributed to at any time by the Company or the Company Subsidiaries, or with respect to which the Company or the Company Subsidiaries has or could reasonably be expected to have any actual or contingent liability:

(i)

each "employee benefit plan," as such term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") (including, but not limited to, employee benefit plans, such as foreign plans, which are not subject to the provisions of ERISA) ("Plan"); and

(ii)

each personnel policy, employee manual or other written statements of rules or policies concerning employment, stock option plan, collective bargaining agreement, bonus plan or arrangement, incentive award plan or arrangement, vacation and sick leave policy, severance pay policy or agreement, deferred compensation agreement or arrangement, consulting agreement, employment contract, change in control arrangement, contracts and commitments of any type whatsoever, and each other employee benefit plan, agreement, arrangement, program, practice or understanding (including any foreign arrangements) which is not described in Part 2.13(a) of the Company Disclosure Schedule, including any compensation arrangement relating to the transactions contemplated hereby ("Benefit Program or Agreement").

Based on the assumption that no employees of the Company will be terminated at the Effective Time, the aggregate amount that would be due to employees and officers of the Company at the Effective Time as a result of a consummation of the Merger as (i) severance or (ii) under any agreement between the Company and any of such employees or officers which relates in whole or in part to a change in control of the Company, will not exceed $160,000.  In addition, the aggregate amount of Deferred Compensation (as defined below) that would be due to employees and officers of the Company at the Effective Time will not exceed $125,000.  As used herein, the term “Deferred Compensation” shall mean an accrual pursuant to an arrangement, contract, or plan that is not qualified under Section 401(a) of the Code or a contribution to an employees’ trust that is not exempt from tax under Section 501(a) of the Code made by the Company or the Company Subsidiaries for services rendered by an employee or independent contractor that will be taxed when received or upon the removal of certain restrictions of receipt and not when earned, but shall not include the value of any Company Options from the Company Option Plans or the value of any Warrants, and shall not include any sales commissions due employees for sales prior to the Closing.

(b)

True, correct and complete copies of each of the Plans (if any), and related trusts, if applicable, including all amendments thereto, and all documents and contracts related thereto, have been furnished to Parent.  There has also been furnished to Parent, with respect to each Plan required to file such report and description, the three most recent reports on Form 5500, the summary plan description, actuarial report, and Internal Revenue Service determination letter.  True, correct and complete copies or descriptions of all Benefit Programs or Agreements have also been furnished to Parent.

(c)

Except as otherwise set forth in Part 2.13(c) of the Company Disclosure Schedule,

(i)

Neither Company nor the Company Subsidiaries contributes to or has an obligation to contribute to, and neither the Company nor the Company Subsidiaries has at any time contributed to or had an obligation to contribute to, and neither the Company nor the Company Subsidiaries has any actual or contingent liability under a multiemployer plan within the meaning of Section 3(37) of ERISA ("Multiemployer Plan") or a multiple employer plan within the meaning of Section 413(b) and (c) of the Code or any similar arrangement in a foreign jurisdiction;

(ii)

The Company and the Company Subsidiaries have substantially performed all obligations, whether arising by operation of Legal Requirement or by contract, required to be performed by them in connection with the Plans and the Benefit Programs and Agreements, and to the knowledge of the Company, there have been no defaults or violations by any other party to the Plans or Benefit Programs or Agreements;

(iii)

All reports and disclosures relating to the Plans required to be filed with or furnished to governmental agencies, Plan participants or Plan beneficiaries have been filed or furnished in accordance with applicable Legal Requirements in a timely manner, and each Plan and each Benefit Program or Agreement complies with and has been administered in operation in all material respects in accordance with its terms and all applicable Legal Requirements;

(iv)

Each of the Plans intended to be qualified under Section 401 of the Code satisfies the requirements of such section and has received a favorable determination letter from the Internal Revenue Service regarding such qualified status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which could adversely affect such qualified status;

(v)

There have been no acts or omissions by the Company or the Company Subsidiaries which have given rise to or may give rise to fines, penalties, taxes or related changes under Section 502 of ERISA or Chapters 43, 47, 68 of 100 of the Code.  None of the payments contemplated by the Benefit Programs or Agreements would, in the aggregate, constitute excess parachute payments (as defined in Section 280G of the Code (without regard to subsection (b)(4) thereof)).  There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Company, threatened against, or with respect to, any of the Plans or Benefit Programs or Agreements or their assets;

(vi)

All contributions required to be made to the Plans pursuant to their terms and provisions and applicable law have been made timely;

(vii)

As to any Plan subject to Title IV of ERISA, there has been no event or condition which presents the material risk of Plan termination, no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, no reportable event within the meaning of Section 4043 of ERISA (for which the disclosure requirements of Regulation Section 2615.3 promulgated by the Pension Benefit Guaranty Corporation ("PBGC") have not been waived) has occurred, no notice of intent to terminate the Plan has been given under Section 4041 of ERISA, no proceeding has been instituted under Section 4042 of ERISA to terminate the Plan, there has been no termination or partial termination of the Plan within the meaning of Section 411(d)(3) of the Code, no liability to the PBGC has been incurred, and the assets of the Plan equal or exceed the aggregate present value of the benefit liabilities (within the meaning of Section 4001(a)(16) of ERISA) under the Plan, computed on a "plan termination basis" based upon reasonable actuarial assumptions and the asset valuation principles established by the PBGC;

(viii)

None of the Plans nor any trust created thereunder or with respect thereto has engaged in any "prohibited transaction" or "party-in-interest transaction" as such terms are defined in Section 4975 of the Code and Section 406 of ERISA which could subject any Plan, the Company, the Company Subsidiaries or any officer, director or employee thereof to a tax or penalty on prohibited transactions or party-in-interest transactions pursuant to Section 4975 of the Code or Section 502(i) of ERISA.  None of the assets of any Benefit Programs are invested in employer securities or employer real property;

(ix)

To the knowledge of the Company, there is no matter pending (other than routine qualification determination filings) with respect to any of the Plans or Benefit Programs or Agreements before the Internal Revenue Service, the Department of Labor, the PBGC, or foreign agents;

(x)

Each trust funding a Plan, which trust is intended to be exempt from federal income taxation pursuant to Section 501(c)(9) of the Code, satisfies the requirements of such section and has received a favorable determination letter from the Internal Revenue Service regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way which would adversely affect such exempt status;

(xi)

Neither the Company nor the Company Subsidiaries have any obligation to provide health benefits or death benefits to former employees, except as specifically required by Legal Requirement;

(xii)

Neither the execution and delivery of this Agreement nor the consummation of any or all of the transactions contemplated hereby will: (A) entitle any current or former employee of the Company or the Company Subsidiaries to severance pay, unemployment compensation or any similar payment, (B) accelerate the time of payment or vesting or increase the amount of any compensation due to any such employee or former employee, or (C) directly or indirectly result in any payment made to or on behalf of any person to constitute a "parachute payment" within the meaning of Section 280G of the Code;

(xiii)

Neither the Company nor the Company Subsidiaries have incurred any liability or taken any action, and no action or event has occurred that could reasonably be expected to cause the Company or the Company Subsidiaries to incur any liability (A) under Section 412 of the Code or Title IV of ERISA with respect to any "single-employer plan" within the meaning of Section 4001(a)(15) of ERISA that is not a Plan, or (B) to any Multiemployer Plan, including without limitation on account of a partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA; and

(xiv)

Neither the Company nor the Company Subsidiaries is a party to any agreement, and has not established any policy or practice, requiring the Company or the Company Subsidiaries to make a payment or provide any other form of compensation or benefit to any person performing services for the Company or the Company Subsidiaries upon termination of such services which would not be payable or provided in the absence of the consummation of the transactions contemplated by this Agreement.

(d)

Except as set forth in Part 2.13(d) of the Company Disclosure Schedule (i) there is no litigation or employee claims pending or, to the knowledge of the Company, threatened between the Company or the Company Subsidiaries and any of their respective employees; (ii) neither the Company nor the Company Subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or the Company Subsidiaries, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) neither the Company nor the Company Subsidiaries has breached or otherwise failed to comply with any provision of any such agreement or contract, and there are no grievances outstanding against the Company or the Company Subsidiaries under any such agreement or contract; (iv) there are no unfair labor practice complaints pending against the Company or the Company Subsidiaries before the National Labor Relations Board or any current union representation questions involving employees of the Company or the Company Subsidiaries; (v) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or the Company Subsidiaries; and (vi) neither the Company nor the Company Subsidiaries is party to or bound by any labor or employment agreement with any employee or former employee concerning terms and conditions of employment.

(e)

Each of the Company and the Company Subsidiaries is in compliance in all material respects with all applicable Legal Requirements and contracts relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of taxes and other sums as required by the appropriate Governmental Body and have withheld and paid to the appropriate Governmental Body or are holding for payment not yet due to such Governmental Body all amounts required to be withheld from employees of the Company or the Company Subsidiaries and are not liable for any arrears of wages, taxes, penalties or other sums for failure to comply with any of the foregoing.  The Company and the Company Subsidiaries have paid in full to all employees or adequately accrued for in accordance with  United States GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no claim with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Body with respect to any persons currently or formerly employed by the Company or the Company Subsidiaries.  Neither the Company nor the Company Subsidiaries is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Body relating to employees or employment practices. There is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or threatened with respect to the Company or the Company Subsidiaries.  There is no charge of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened before the United States Equal Employment Opportunity Commission, or any other Governmental Body in any jurisdiction in which the Company or the Company Subsidiaries has employed or employ any person.

2.14

Environmental Matters.  Except for non-compliance that, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on the Company, or as set forth in Part 2.14 of the Company Disclosure Schedule, (a) the Company and the Company Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company or the Company Subsidiaries of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (b) neither the Company nor the Company Subsidiaries has received any notice that alleges that any such entity is not in compliance with any Environmental Law; and (c) to the knowledge of the Company, no current owner of any property leased or controlled by the Company or the Company Subsidiaries has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company or the Company Subsidiaries is not in compliance with any Environmental Law.  For purposes of this Agreement (i) “Environmental Law” means any applicable federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) “Materials of Environmental Concern” include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

2.15

Legal Proceedings; Orders.  Except as set forth in Part 2.15 of the Company Disclosure Schedule, there is no pending Legal Proceeding, and to the knowledge of the Company, no Person has threatened to commence any Legal Proceeding (i) that involves the Company or the Company Subsidiaries or any of the assets owned, used or controlled by them; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement or any of the Related Agreements.  Neither the Company nor the Company Subsidiaries nor any property or asset of the Company or the Company Subsidiaries is subject to any continuing order of, consent decree, settlement agreement or similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Body, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Body that would, in each case, individually or in the aggregate, prevent or materially delay consummation of the Merger or would, individually or in the aggregate, have a Material Adverse Effect.

2.16

Authority; Binding Nature of Agreement.  The Company has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and any Related Agreement to which it is a party and, subject to satisfaction of all conditions precedent to this Agreement and obtaining all approvals and consents as contemplated by this Agreement, to consummate the transactions contemplated by this Agreement; and the execution, delivery and performance by the Company of this Agreement and any Related Agreement to which it is a party have been duly authorized by all necessary action on the part of the Company.  This Agreement and each Related Agreement to which the Company is a party has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, fraudulent conveyance, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

2.17

Non-Contravention; Consents.

(a)

Except as set forth in Part 2.17 of the Company Disclosure Schedule, to the knowledge of the Company, neither (1) the execution, delivery or performance of this Agreement or any of the Related Agreements, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Related Agreements, will (with or without notice or lapse of time):

(i)

materially contravene or conflict with or result in a material violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or any of the Related Agreements or to exercise any material remedy or obtain any material relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned, used or controlled by the Company, is subject;

(ii)

materially contravene or conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company’s business or to any of the assets owned, used or controlled by the Company; or

(iii)

materially contravene or conflict with or result in a material violation or breach of, or result in a material default under, any provision of any material note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation of the Company or the Company Subsidiaries or to which any property or asset of the Company or the Company Subsidiaries is bound or affected.

(b)

The execution and delivery of this Agreement by the Company do not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body except for (i) the filing and recordation of appropriate merger documents as required by the DGCL, (ii) the filing of the Proxy Statement and any other documents necessary to comply with applicable securities Legal Requirements, and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay consummation of the Merger and would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

2.18

Full Disclosure.

(a)

This Agreement (including the Company Disclosure Schedule) does not, (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact necessary in order to make the representations, warranties and information contained herein and therein, in the light of the circumstances under which such representations, warranties and information were or will be made or provided, not false or misleading.

(b)

The Proxy Statement to be sent to the shareholders of the Company in connection with the Company Shareholders shall not, at the date the Proxy Statement (or any amendment or supplement thereto) is first mailed to shareholders of the Company, at the time of the Company Shareholders Meeting and at the Effective Time, contain any statement which, at the time and in light of the circumstances under which it was made, is false or misleading with respect to any material fact, or which omits to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Shareholders Meeting which shall have become false or misleading.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent, Merger Sub or any of Parent’s or Merger Sub’s representatives for inclusion in the Proxy Statement.  The Proxy Statement shall comply in all material respects as to form with the requirements of the Exchange Act and the rules and regulations thereunder.

2.19

Company Action.

(a)

The Board of Directors of the Company (at a meeting duly called and held in accordance with the Company Constituent Documents) has (i) unanimously determined that the Merger is advisable and is fair to and in the best interests of the Company and its shareholders, (ii) unanimously approved and adopted this Agreement and unanimously recommended the adoption and approval of the Merger and this Agreement by the shareholders of the Company, (iii) directed that this Agreement and the Merger be submitted for a vote at the Company Shareholders’ Meeting and (iv) received the opinion of CIBC World Markets Corp. to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to holders of Company Common Stock (other than those holders who are also holders of the 2003 Notes and who enter into the Shareholders Agreement in connection with the Merger).  The aforesaid approvals of the Board of Directors of the Company are sufficient so that the restrictions on business combinations set forth in Section 203(a) of the DGCL shall not apply to the Merger.  To the knowledge of the Company, no other state takeover statute is applicable to the Merger.

(b)

The affirmative vote of a majority of the shares of Company Common Stock outstanding on the date of such vote is the only vote of the shareholders of the Company needed to approve and adopt this Agreement and approve the Merger and the transactions contemplated hereby under the DGCL (the “Required Company Shareholder Vote”).  The Company has been advised by its directors and executive officers that they intend to vote their shares of Company Common Stock in favor of the approval and adoption of the Merger and this Agreement.

2.20

Customers and Suppliers.  Part 2.20 of the Company Disclosure Schedule sets forth a true and complete list of each customer of the Company or the Company Subsidiaries which accounted for more than five percent of the Company’s consolidated revenues during the 12 month period ended March 31, 2004.  None of the Company’s customers listed in Part 2.20 of the Company’s Disclosure Schedule and no material supplier of the Company and the Company Subsidiaries, (i) has cancelled or otherwise terminated any contract with the Company or the Company Subsidiaries prior to the expiration of the contract term, (ii) has returned, or threatened to return, a substantial amount of any of the products, equipment, goods and services purchased from the Company or the Company Subsidiaries, or (iii) to the Company’s knowledge, has threatened, or indicated its intention, to cancel or otherwise terminate its relationship with the Company or the Company Subsidiaries or to reduce substantially its purchase from or sale to the Company or the Company Subsidiaries of any products, equipment, goods or services.

2.21

Insurance.  Part 2.21 of the Company Disclosure Schedule sets forth, with respect to each insurance policy under which the Company or the Company Subsidiaries has been an insured, a named insured or otherwise the principal beneficiary of coverage at any time within the past three years, (i) the names of the insurer, the principal insured and each named insured, (ii) the policy number, (iii) the period, scope and amount of coverage and (iv) the premium charged.

2.22

Interested Party Transactions.  No director, officer or other affiliate of the Company or the Company Subsidiaries has or has had, directly or indirectly, (i) an economic interest in any person that has furnished or sold, or furnishes or sells, services or products that the Company or the Company Subsidiaries furnishes or sells, or proposes to furnish or sell; (ii) an economic interest in any person that purchases from or sells or furnishes to, the Company or the Company Subsidiaries, any goods or services; (iii) a beneficial interest in any contract or agreement disclosed in Part 2.6, 2.7 or 2.8 of the Company Disclosure Schedule; or (iv) any contractual or other arrangement with the Company or the Company Subsidiaries; provided, however, that ownership of no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation shall not be deemed an “economic interest in any person” for purposes of this Section 2.22.  The Company and the Company Subsidiaries have not, since January 1, 2001, (i) extended or maintained credit, arranged for the extension of credit or renewed an extension of credit in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company or the Company Subsidiaries, or (ii) materially modified any term of any such extension or maintenance of credit.  There are no extensions of credit maintained by the Company or the Company Subsidiaries to which the second sentence of Section 13(k)(1) of the Exchange Act applies.

2.23

Brokers or Finders.  Except for the engagement of CIBC World Markets Corp. by the Company, no agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker’s or finder’s fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Company Subsidiaries.

3.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub represent and warrant to, and for the benefit of, the Company that, except as set forth in the Parent Disclosure Schedule delivered by Parent to the Company at or prior to the execution and delivery of this Agreement (the “Parent Disclosure Schedule”), the following are true:

3.1

Due Organization; Subsidiaries; Etc.

(a)

Parent is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and Merger Sub is a corporation duly organized, validly existing, in good standing and in active status under the laws of the State of Delaware.  Both Parent and Merger Sub have all necessary power and authority to conduct their business in the manner in which their business is currently being conducted.

(b)

Neither Parent nor Merger Sub has been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction except where the failure to do so would not prevent or materially delay Parent or Merger Sub from consummating the Merger.

(c)

Parent owns all of the issued and outstanding shares of capital stock of Merger Sub.  Merger Sub was organized for the sole and limited purpose of effecting the Merger.  Other than action to enter into this Agreement and the transactions contemplated herein, Merger Sub has not undertaken any activity of any kind.  Merger Sub does not have and never has had any assets or incurred any liabilities of any nature other than such assets or liabilities acquired or incurred in connection with the transactions contemplated herein.

3.2

Authority; Binding Nature of Agreement.  Parent and Merger Sub each has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement and any Related Agreement to which it is a party and, subject to satisfaction of all conditions precedent to this Agreement and obtaining all approvals and consents as contemplated by this Agreement, to consummate the transactions contemplated by this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement and any Related Agreement to which either of them is a party have been duly authorized by all necessary action on the part of Parent or Merger Sub.  This Agreement and each Related Agreement to which either Parent or Merger Sub is a party has been duly executed and delivered and constitutes the legal, valid and binding obligation of each, to the extent each is a party thereto, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, fraudulent conveyance, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

3.3

Non-Contravention; Consents.

(a)

Except as set forth in Part 3.3 of the Parent Disclosure Schedule, to the knowledge of Parent, neither (1) the execution, delivery or performance of this Agreement or any of the Related Agreements, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement or any of the Related Agreements, will (with or without notice or lapse of time), other than any such actions which would not reasonably be likely to prevent or materially delay Parent or Merger Sub from consummating the Merger:

(i)

contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or any of the Related Agreements or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which Parent or Merger Sub, or any of the assets owned, used or controlled by them, are subject;

(ii)

contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or Merger Sub or that otherwise relates to Parent or Merger Sub; or

(iii)

contravene or conflict with or result in a violation or breach of, or result in a material default under, any provision of any material note, bond, mortgage, indenture, contract, agreement, lease, license or other instrument or obligation of Parent or Merger Sub or to which any property or asset of Parent or Merger Sub is bound or affected.

(b)

The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body except for (i) the filing and recordation of appropriate merger documents as required by the DGCL, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, prevent or materially delay Parent or Merger Sub from consummating the Merger.

3.4

Full Disclosure.  The information supplied by Parent for inclusion in the Proxy Statement will not, as of the date of the Proxy Statement, and in each case, as of the date such information is prepared or presented, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make any statement therein, in light of the circumstances under which it is made, not misleading.

3.5

Merger Consideration.  Parent has available to it, or at the Closing will have available to it, sufficient cash and other financial resources sufficient to make full payment of the aggregate Merger Consideration and pay all associated costs and expenses contemplated by this Agreement.

4.

CERTAIN COVENANTS OF THE COMPANY AND PARENT

4.1

Access and Investigation.  From the date hereof until the Effective Time (the “Pre-Closing Period”), the Company shall (i) cause the Company, the Company Subsidiaries, and the officers, directors, and employees of the Company and the Company Subsidiaries, and (ii) use its best efforts to cause the auditors and agents of the Company and the Company Subsidiaries, to afford the officers, employees and agents of Parent and Merger Sub and persons providing or committing to provide Parent or Merger Sub with financing for the Merger reasonable access during normal business hours to the officers, employees, agents, properties, offices, plants and other facilities, books and records of the Company and the Company Subsidiaries, and shall furnish Parent and Merger Sub and persons providing or committing to provide Parent or Merger Sub with financing for the Merger with such financial, operating and other data and information as Parent or Merger Sub, through its officers, employees or agents, may reasonably request.

4.2

Operation of the Company.  The Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, the businesses of the Company and the UK Subsidiary shall be conducted only in, and the Company and the UK Subsidiary shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and the Company shall use its commercially reasonable efforts, consistent with past practices of the Company, to preserve substantially intact the business organization of the Company and the UK Subsidiary, to keep available the services of the current officers, employees and consultants of the Company and the UK Subsidiary and to preserve the current relationships of the Company and the UK Subsidiary with customers, suppliers and other persons with which the Company or the UK Subsidiary has significant business relations.  By way of amplification and not limitation, except (i) as expressly contemplated by this Agreement and Part 4.2 of the Company Disclosure Schedule, or (ii) in connection with the liquidation of the Brazilian Subsidiary, neither the Company nor the Company Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent:

(a)

amend or otherwise change its Certificate of Incorporation or By-laws or equivalent organizational documents;

(b)

issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (i) any shares of any class of capital stock of the Company or the Company Subsidiaries, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or the Company Subsidiaries (except for the issuance of a maximum of 2,962,594 shares of Company Common Stock issuable pursuant to Company Options and the Warrants outstanding on the date hereof) or (ii) any assets of the Company or the Company Subsidiaries, except in the ordinary course of business and in a manner consistent with past practice;

(c)

declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(d)

reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e)

(i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets or any other business combination) any corporation, partnership, other business organization or any division thereof or any significant amount of assets; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement other than in the ordinary course of business and consistent with past practice; (iv) authorize, or make any commitment with respect to, any single capital expenditure which is in excess of $50,000 or capital expenditures which are, in the aggregate, in excess of $250,000 for the Company and the Company Subsidiaries taken as a whole; or (v) enter into or amend any contract, agreement, commitment or arrangement with respect to any matter set forth in this Section 4.2(e);

(f)

hire additional employees or increase the compensation payable or to become payable or the benefits provided to its directors, officers or employees, except for increases in the ordinary course of business and consistent with past practice in salaries, wages, bonuses, incentives or benefits of employees of the Company or the Company Subsidiaries who are not directors or officers of the Company or the Company Subsidiaries, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of the Company or of the Company Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit-sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

(g)

take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures;

(h)

make any tax election or settle or compromise any United States federal, state, local or non-United States income tax liability;

(i)

pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business and consistent with past practice, of liabilities reflected or reserved against in the 2003 Balance Sheet or subsequently incurred in the ordinary course of business and consistent with past practice;

(j)

amend, modify or consent to the termination of any Material Contract, or amend, waive, modify or consent to the termination of any material rights of the Company or the Company Subsidiaries thereunder;

(k)

commence or settle any Legal Proceeding;

(l)

permit any item of Proprietary Assets owned by the Company or the Company Subsidiaries to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in each and every item of Proprietary Assets owned by the Company or the Company Subsidiaries;

(m)

fail to make in a timely manner any filings with the SEC required under the Securities Act or the Exchange Act or the rules and regulations promulgated thereunder; or

(n)

announce an intention, enter into any formal or informal agreement or otherwise make a commitment, to do any of the foregoing.

4.3

Notification; Updates to Disclosure Schedules.

(a)

During the Pre-Closing Period the Company shall promptly notify Parent of:

(i)

the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made the Company in this Agreement;

(ii)

any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement as if (a) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (b) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

(iii)

any breach of any covenant or obligation contained herein by the Company; and

(iv)

any event, condition, fact or circumstance that would make the timely satisfaction of any condition set forth in this Agreement impossible or unlikely.

(b)

If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Company Disclosure, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Company Disclosure Schedule specifying such change.  No such update shall be deemed to supplement or amend the Company Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made in this Agreement, or (ii) determining whether any condition set forth in Sections 6, 7 or 8 has been satisfied.

4.4

Company Shareholders’ Meeting.

(a)

The Company shall take all action necessary under the Company Constituent Documents and all applicable Legal Requirements to call, give notice of, convene and duly hold a meeting of the holders of Company Common Stock (the “Company Shareholders’ Meeting”) to consider, act upon and vote upon the adoption and approval of this Agreement and approval of the Merger.  The Company Shareholders’ Meeting will be held as promptly as practicable.

(b)

The Company will prepare and file with the SEC under the Exchange Act, and distribute to the Company shareholders in connection with the Company Shareholders’ Meeting, the Proxy Statement in compliance with all applicable Legal Requirements and the Company Constituent Documents.  The Company will use its best efforts to have the Proxy Statement cleared by the SEC as promptly as practicable.  Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement, and the Company shall notify Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall provide to Parent promptly copies of all correspondence between the Company or any representative of the Company and the SEC with respect thereto.  The Company shall give Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement, including all amendments and supplements thereto, prior to such documents being filed with the SEC or disseminated to the Company’s shareholders and shall give Parent and its counsel a reasonable opportunity to review and comment on all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC.  Each of the Company, Parent and Merger Sub agrees to use its reasonable best efforts, after consultation with the other parties hereto, to respond promptly to all such comments of and requests by the SEC and to cause the Proxy Statement and all required amendments and supplements thereto to be mailed to the Company’s shareholders entitled to vote at the Company Shareholders’ Meeting at the earliest practicable time.  Parent and Merger Sub will promptly supply to the Company in writing, for inclusion in the Proxy Statement, all information concerning Parent and Merger Sub required by any applicable Legal Requirements to be included in the Proxy Statement.  The Company, Parent, and Merger Sub agree to promptly correct any information provided by any of them for use in the Proxy Statement which shall have become false or misleading in any respect.

(c)

Subject to the provisions of Section 4.5(b) and (c), below, the Company shall use its commercially reasonable efforts to solicit from shareholders of the Company proxies in favor of the approval and adoption of this Agreement, the transactions contemplated herein, and the Merger and to take all other actions reasonably necessary to secure such vote as promptly as practicable prior to the Termination Date.

(d)

Subject to the provisions of Section 4.5(b) and (c), below, the Board of Directors of the Company shall unanimously recommend that the Company’s shareholders vote in favor of and adopt and approve this Agreement and approve the Merger at the Company Shareholders’ Meeting (the “Company Recommendation”).  The Proxy Statement shall include a statement to the effect that the Board of Directors of the Company has unanimously recommended that the Company’s shareholders vote in favor of and adopt and approve this Agreement, and approve the Merger at the Company Shareholders’ Meeting and the Company Recommendation shall not subsequently be withdrawn or modified in any manner adverse to Parent or Merger Sub, except as provided in Section 4.5(c).

4.5

No Solicitation of Transactions.

(a)

Subject to the provisions of Section 4.5(b) and (c), below, the Company agrees that neither it nor the Company Subsidiaries nor any of the directors, officers or employees of it or the Company Subsidiaries will, and that it will use commercially reasonable efforts to cause its and the Company Subsidiaries’ agents, advisors and other representatives (including, without limitation, any investment banker, attorney or accountant retained by it or the Company Subsidiaries), not to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing nonpublic information), or take any other action to facilitate, any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) that constitutes, or may reasonably be expected to lead to, any Competing Transaction (as defined in Section 4.5(d), below), or (ii) enter into or maintain or continue discussions or negotiations with any person or entity in furtherance of such inquiries or to obtain a proposal or offer for a Competing Transaction, or (iii) agree to, approve, endorse or recommend any Competing Transaction or enter into any letter of intent or other contract, agreement or commitment contemplating or otherwise relating to any Competing Transaction, or (iv) authorize or permit any of the officers, directors or employees of the Company or the Company Subsidiaries, or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or the Company Subsidiaries, to take any such action.  The Company shall notify Parent as promptly as practicable (and in any event within one (1) day after the Company attains knowledge thereof), orally and in writing, if any proposal or offer, or any inquiry or contact with any Person with respect thereto, regarding a Competing Transaction is made, specifying the material terms and conditions thereof and the identity of the party making such proposal or offer or inquiry or contact (including material amendments or proposed material amendments).  The Company shall provide Parent with forty-eight (48) hours prior notice (or such lesser prior notice as is provided to the members of the Company Board) of any meeting of the Board of Directors of the Company at which the Board of Directors of the Company is reasonably expected to consider any Competing Transaction.  The Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Competing Transaction.  The Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party and the Company also agrees to promptly request each person that has heretofore executed a confidentiality agreement in connection with its consideration of acquiring (whether by merger, acquisition of stock or assets or otherwise) the Company or the Company Subsidiaries, if any, to return (or if permitted by the applicable confidentiality agreement, destroy) all confidential information heretofore furnished to such person by or on behalf of the Company or the Company Subsidiaries and, if requested by Parent, to enforce such person’s obligation to do so.

(b)

Notwithstanding anything to the contrary in this Section 4.5, the Board of Directors of the Company may furnish information to, and enter into discussions with, a Person who has made an unsolicited, written, bona fide proposal or offer regarding a Competing Transaction if, in each such case, the Board of Directors of the Company has (i) determined, in its good faith judgment, after consultation with a financial advisor of internationally recognized reputation and independent legal counsel, that such proposal or offer constitutes a Superior Proposal (as defined below), and (ii) determined, in its good faith judgment, after consultation with independent legal counsel (who may be the Company’s regularly engaged independent legal counsel), that, in light of such Superior Proposal, the furnishing of such information or entering into discussions is required to comply with its fiduciary obligations to the Company and its shareholders under applicable Legal Requirements, (iii) provided written notice to Parent of its intent to furnish information or enter into discussions with such Person at least three business days prior to taking any such action, and (iv) obtained from such Person an executed confidentiality agreement on terms no less favorable to the Company than those contained in the confidentiality agreement between the Company and Parent (it being understood that such confidentiality agreement and any related agreements shall not include any provision calling for any exclusive right to negotiate with such party or having the effect of prohibiting the Company from satisfying its obligations under this Agreement).

(c)

Except as set forth in this Section 4.5(c), neither the Board of Directors of the Company nor any committee thereof shall withdraw or modify or propose to withdraw or modify, in a manner adverse to Parent or Merger Sub, the approval or recommendation by the Board of Directors of the Company or any such committee of this Agreement, the Merger, or any other transaction contemplated hereby (such withdraw, modification, or proposal being a “Change in the Company Recommendation”) or approve or recommend, or cause or permit the Company to enter into any letter of intent, agreement or obligation with respect to, any Competing Transaction.  Notwithstanding the foregoing, if the Board of Directors of the Company determines, in its good faith judgment prior to the Company Shareholders’ Meeting and after consultation with independent legal counsel (who may be the Company’s regularly engaged independent legal counsel), that it is required to make a Change in the Company Recommendation to comply with its fiduciary obligations to the Company and its shareholders under applicable Legal Requirements, the Board of Directors of the Company may make a Change in the Company Recommendation, but only (i) after providing written notice to Parent (a “Notice of Superior Proposal”) advising Parent that the Board of Directors of the Company has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal, and identifying the Person making such Superior Proposal and indicating that the Board of Directors of the Company intends to effect a Change in the Company Recommendation and the manner in which it intends (or may intend) to do so, (ii) if Parent does not, within five (5) business days of Parent’s receipt of the Notice of Superior Proposal, make an offer that the Board of Directors of the Company determines, in its good faith judgment (after consultation with a financial advisor of internationally recognized reputation and independent legal counsel) to be at least as favorable to the Company’s shareholders as such Superior Proposal and (iii) to terminate this Agreement in accordance with Section 9.1(h).  Any disclosure that the Board of Directors of the Company may be compelled to make with respect to the receipt of a proposal or offer for a Competing Transaction or otherwise in order to comply with its fiduciary obligations to the Company and its shareholders under applicable Legal Requirements will not constitute a violation of this Agreement.

(d)

A “Competing Transaction” means any of the following (other than the Merger):  (i) any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or other similar transaction involving the Company or the Company Subsidiaries; (ii) any sale, lease, exchange, transfer or other disposition of all or a substantial part of the assets of the Company or of the Company Subsidiaries; (iii) any sale, exchange, transfer or other disposition of 20% or more of any class of equity securities of the Company or of the Company Subsidiaries; (iv) any tender offer or exchange offer that, if consummated, would result in any person beneficially owning 20% or more of any class of equity securities of the Company or of the Company Subsidiaries; (v) any solicitation in opposition to approval and adoption of this Agreement by the Company’s shareholders; or (vi) any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay any of the Merger.

(e)

A “Superior Proposal” means an unsolicited written bona fide offer made by a third party to consummate any of the following transactions:  (i) a merger, consolidation, share exchange, business combination or other similar transaction involving the Company pursuant to which the shareholders of the Company immediately preceding such transaction would hold less than 50% of the equity interest in the surviving or resulting entity of such transaction; or (ii) the acquisition by any person or group (including by means of a tender offer or an exchange offer or a two-step transaction involving a tender offer followed with reasonable promptness by a cash-out merger involving the Company), directly or indirectly, of ownership of 100% of the then outstanding shares of stock of the Company, or (iii) the sale, lease, exchange, transfer, or other disposition by the Company of all or substantially all of its assets, in each case on terms (including conditions to consummation of the contemplated transaction) that the Board of Directors of the Company determines, in its good faith judgment (after consultation with a financial advisor of internationally recognized reputation and independent legal counsel), to be more favorable to the Company shareholders than the Merger and which is fully financed or for which financing, to the extent required, is then committed.

5.

ADDITIONAL COVENANTS OF THE PARTIES

5.1

Additional Agreements.  Parent and the Company shall use all reasonable efforts (i) to cause the conditions set forth in Section 6, in the case of the Company, and in Section 7, in the case of Parent, and both Parent and the Company in the case of Section 8, to be satisfied as soon as practicable prior to the Termination Date, and (ii) to take, or cause to be taken, all actions necessary to consummate the Merger and make effective the other transactions contemplated by this Agreement and each Related Agreement as soon as practicable prior to the Termination Date.

5.2

Regulatory Approvals.  The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement and each Related Agreement, and to submit promptly any additional information requested by any such Governmental Body.  Each of the Company and Parent shall (i) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (ii) keep the other party informed as to the status of any Legal Proceeding, and (iii) subject to their obligations to comply with applicable Legal Requirements, promptly inform the other party of any communication to or from or any other Governmental Body regarding the Merger.  The Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding.

5.3

Public Announcements.  During the Pre-Closing Period, the parties shall consult with the other parties, and consider in good faith all comments of the other party, prior to issuing any press release or making any public statement regarding the Merger; provided that nothing herein shall be deemed to prohibit any party from making any public disclosure such party deems necessary or appropriate under applicable Legal Requirements.

5.4

Directors and Officers Indemnification and Insurance.

(a)

Parent will cause the Surviving Corporation to maintain in effect for not less than three years after the Effective Time, the Company's current directors' and officers' insurance policies, if such insurance is obtainable (or policies equivalent in all material respects to those maintained by or on behalf of the Company and the Company Subsidiaries on the date hereof, and having at least the same coverage and containing terms and conditions no less advantageous to the current and all former directors and officers of the Company) with respect to acts or failures to act prior to the Effective Time; provided, however, that in no event shall the Surviving Corporation be required to expend pursuant to this Section 5.4(a) more than an amount per year equal to 175% of current annual premiums paid by the Company for such insurance (which the Company represents and warrants to be approximately $360,000 in the aggregate) and provided, further, that the Surviving Corporation will use reasonable best efforts to obtain the lowest premium possible for such coverage.

(b)

From and after the Effective Time, Parent and the Surviving Corporation shall indemnify and hold harmless to the fullest extent permitted under applicable law, each person who is, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or the Company Subsidiaries (each, an "Indemnified Party") against all losses, claims, damages, liabilities, costs or expenses (including attorneys fees), judgments, fines, penalties and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation arising out of or pertaining to acts or omissions, or alleged acts or omissions, by them in their capacities as such, which acts or omissions occurred prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time.  In the event of any such claim, action, suit, proceeding or investigation (an "Action"), the Surviving Corporation shall control the defense of such Action with counsel selected by the Surviving Corporation, which counsel shall be reasonably acceptable to the Indemnified Party; provided, however, that the Indemnified Party shall be permitted to participate in the defense of such Action through counsel selected by the Indemnified Party, which counsel shall be reasonably acceptable to the Surviving Corporation, at the Indemnified Party's expense.  Notwithstanding the foregoing, if there is any conflict between the Surviving Corporation and any Indemnified Parties or there are additional defenses available to any Indemnified Parties, the Indemnified Parties shall be permitted to participate in the defense of such Action with counsel selected by the Indemnified Parties, which counsel shall be reasonably acceptable to the Surviving Corporation, and Parent shall cause the Surviving Corporation to pay the reasonable fees and expenses of such counsel, as accrued and in advance of the final disposition of such Action to the full extent permitted by applicable law; provided, however, that the Surviving Corporation shall not be obligated to pay the reasonable fees and expenses of more than one counsel for all Indemnified Parties in any single Action except to the extent that the Surviving Corporation and any Indemnified Party have conflicting interests in the outcome of such Action.

(c)

Parent shall cause the Surviving Corporation to keep in effect for a period of not less than six years from the Effective Time (or, in the case of matters occurring prior to the Effective Time which have not been resolved prior to the sixth anniversary of the Effective Time, until such matters are finally resolved) all provisions in the Surviving Corporation's Certificate of Incorporation and Bylaws that provide for exculpation of director and officer liability and indemnification (and advancement of expenses related thereto) of the past and present officers and directors of the Company to the fullest extent permitted by the DGCL, and such provisions shall not be amended except as either required by applicable Legal Requirement or to make changes permitted by Legal Requirement that would enhance the rights of past or present officers and directors to indemnification or advancement of expenses.

(d)

If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or other entity and shall not be the continuing or surviving corporation or entity of the consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 5.4.

(e)

The provisions of this Section 5.4 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

6.

CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the satisfaction or written waiver, at or prior to the Closing, of each of the following conditions:

6.1

Accuracy of Representations.  Except for any breaches or inaccuracies in the Company’s representations and warranties that would not have a Material Adverse Effect, each of the representations and warranties made by the Company in this Agreement shall have been true and accurate as of the Closing Date, as if made as of the Closing Date (without giving effect to any materiality qualifications, “Material Adverse Effect” or similar qualifications contained or incorporated directly or indirectly in such representations and warranties), other than such representations and warranties which are made as of a certain date, which shall be so true and accurate as of such date.

6.2

Performance of Covenants.  All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

6.3

Agreements and Documents.  Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

(a)

a certificate signed on behalf of the Company representing and warranting after reasonable investigation that the conditions set forth in Sections 6.1 and 6.2 have been duly satisfied (the “Company Compliance Certificate”);

(b)

Written resignations of all directors of the Company, effective as of the Effective Time; and

(c)

Evidence that the Board of Directors of the Company has taken all actions required in order to give effect to the transactions contemplated in this Agreement.

6.4

No Governmental Litigation.  There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither Parent nor the Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement or the Related Agreements; or (b) otherwise materially affecting the Merger or materially and adversely affecting the assets or operations and any of the parties after the Effective Time.

6.5

No Other Litigation.  There shall not be pending any Legal Proceeding in which, in the reasonable judgment of Parent, there is a reasonable possibility of an outcome that could have a Material Adverse Effect on either the Company or Parent (a) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other transactions contemplated by this Agreement; or (b) otherwise materially affecting the Merger or materially and adversely affecting the assets or operations and any of the parties after the Effective Time.

6.6

Appraisal Rights.  Holders of no more than 10% of the Company Common Stock shall have exercised, and not withdrawn or otherwise lost, their appraisal rights pursuant to Section 262 of the DGCL.

6.7

No Material Adverse Effect.  No Material Adverse Effect on the Company shall have occurred since the date of this Agreement.

6.8

Indebtedness.  The Company and the Company Subsidiaries shall not owe indebtedness for borrowed money (exclusive of capital leases, indebtedness under the 2003 Notes and indebtedness to S. Michael Godshall or Catalyst Consulting Services, Inc.) as of the Closing in an amount in excess of $1,250,000; provided, however, that such threshold will be increased on a dollar-for-dollar basis to the extent that the Company makes any payments to Hasbro, Inc. under the judgment that Hasbro, Inc has received against the Company as disclosed in Part 2.15 of the Company Disclosure Schedule.

6.9

Payment of Expenses.  The Company shall pay, or shall have sufficient cash to pay, as of the Effective Time, all Expenses incurred by the Company in connection with the transactions contemplated herein.

7.

CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement and the Related Agreements are subject to the satisfaction or written waiver, at or prior to the Closing, of the following conditions:

7.1

Accuracy of Representations.  Each of the representations and warranties made by Parent or Merger Sub in this Agreement shall have been accurate in all material respects as of the Closing Date, as if made as of the Closing Date (without giving effect to any materiality qualifications or similar qualifications contained or incorporated directly or indirectly in such representations and warranties), other than such representations and warranties which are made as of a certain date, which shall be so true and accurate as of such date.

7.2

Performance of Covenants.  All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

7.3

Documents.  The Company shall have received the following documents:

(a)

a certificate signed on behalf of Parent and Merger Sub representing and warranting that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied (collectively, the “Parent Compliance Certificate”); and

(b)

Evidence requested by the Company that the Board of Directors of each of Parent and Merger Sub has taken all actions required to give effect to the transactions contemplated herein.

8.

CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH PARTY

The obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or written waiver, at or prior to the Closing, of the following conditions:

8.1

Shareholder Approval.  The Required Company Shareholder Vote shall have been obtained.

8.2

No Restraints.  No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Merger shall have been issued by any Governmental Body and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

8.3

Consents.  All consents, approvals and authorizations (including, without limitation, consents, approvals and authorizations under any Material Contract, Company Option, Warrant or 2003 Note) which, in the reasonable discretion of Parent, are necessary or desirable in connection with the Merger and the other transactions contemplated by this Agreement shall have been obtained and shall be in full force and effect; provided, that if Parent shall have waived any such consent, approval or authorization as a condition to its obligation to consummate the Merger, then such consent, approval or authorization shall be deemed waived by all parties to this Agreement.

9.

TERMINATION

9.1

Termination Events.  This Agreement may be terminated prior to the Closing:

(a)

by mutual written consent of Parent and the Company as authorized by their respective Boards of Directors;

(b)

by either Parent or the Company, if any Order by any Governmental Body of competent jurisdiction preventing or prohibiting consummation of the Merger shall have become final and nonappealable; provided, however, that the party seeking to terminate this Agreement pursuant to this Section 9.1(b) must have used all reasonable efforts to remove any such Order;

(c)

by either Parent or the Company if (i) the Company Shareholders’ Meeting (including any adjournment or postponement thereof) shall have been duly held and completed and the shareholders of the Company shall have taken a final vote on a proposal to approve and adopt the Merger and this Agreement and (ii) the Merger and this Agreement shall not have been adopted and approved by the shareholders of the Company; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 9.1(c) if the failure of such party’s shareholders to adopt and approve the Merger and this Agreement is attributable to a failure on the part of such party to perform its obligations under this Agreement;

(d)

by Parent if any of the Company’s representations and warranties contained in this Agreement shall have become materially inaccurate such that the condition specified in Section 6.1 would not be satisfied, or if any of the Company’s covenants contained in this Agreement shall have been breached in any material respect; provided, however, that Parent may not terminate this Agreement under this Section 9.1(d) on account of an inaccuracy in the Company’s representations and warranties or on account of a breach of a covenant by the Company which is capable of being cured, unless the Company fails to cure such inaccuracy or breach within 15 days after receiving written notice from Parent of such inaccuracy or breach;

(e)

by the Company if any of Parent’s or Merger Sub’s representations and warranties contained in this Agreement shall have become materially inaccurate such that the condition specified in Section 7.1 would not be satisfied, or if any of Parent’s or Merger Sub’s covenants contained in this Agreement shall have been breached in any material respect; provided, however, that the Company may not terminate this Agreement under this Section 9.1(e) on account of an inaccuracy in Parent’s representations and warranties or on account of a breach of a covenant by Parent or Merger Sub which is capable of being cured, unless Parent or Merger Sub fails to cure such inaccuracy or breach within 15 days after receiving written notice from the Company of such inaccuracy or breach;

(f)

by Parent or the Company if the Closing has not taken place on or before October 31, 2004, or such later date as mutually agreed in writing (the “Termination Date”); provided, that a party shall not be permitted to terminate this Agreement pursuant to this Section 9.1(f) if the failure of the Closing to have occurred is attributable to a failure on the part of such party to perform its obligations under this Agreement;

(g)

by Parent if a Company Triggering Event (as defined below) shall have occurred; or

(h)

By the Company, upon approval of the Board of Directors of the Company, if prior to the Company Shareholders’ Meeting, the Board of Directors of the Company determines, in its good faith judgment after consultation with independent legal counsel (who may be the Company’s regularly engaged independent legal counsel), that it is required to do so to comply with its fiduciary obligations to the Company and its shareholders under applicable Legal Requirements in order to enter into a definitive agreement with respect to a Superior Proposal, but only (i) after providing five (5) business days prior written notice to Parent setting forth in reasonable detail the identity of the Person making, and the final terms and conditions of, such Superior Proposal, and (ii) duly considering any proposals that may be made by Parent during such five (5) business day period and determining, in its good faith judgment (after consultation with a financial advisor of internationally recognized reputation and independent legal counsel), that any such proposals would not be at least as favorable to the Company’s shareholders as such Superior Proposal; provided, however, that any termination of this Agreement pursuant to this Section 9.1(h) shall not be effective until the Company has made full payment of all amounts provided under Section 9.4.

For purposes of this Agreement, a “Company Triggering Event” shall be deemed to have occurred if:  (i) the Board of Directors of the Company withdraws, modifies or changes the Company Recommendation in a manner adverse to Parent or shall have resolved to do so; (ii) the Board of Directors of the Company shall have recommended to the shareholders of the Company a Competing Transaction or shall have resolved to do so or shall have entered into any letter of intent or similar document or any agreement, contract or commitment accepting any Competing Transaction; (iii) the Company shall have failed to include in the Proxy Statement the recommendation of the Board of Directors of the Company in favor of the approval and adoption of this Agreement and the approval of the Merger; (iv) through the fault (whether by commission or omission) of the Company, the Merger is not, prior to September 30, 2004, submitted for the approval of the holders of Company Common Stock at the Company Shareholders’ Meeting; (v) the Company shall have intentionally breached its obligations under Section 4.5; or (vi) a tender offer or exchange offer for 20% or more of the outstanding shares of capital stock of the Company is commenced, and the Board of Directors of the Company fails to recommend against acceptance of such tender offer or exchange offer by its shareholders (including by taking no position with respect to the acceptance of such tender offer or exchange offer by its stockholders).

9.2

Termination Procedures.  If either party wishes to terminate this Agreement pursuant to Section 9.1, it shall deliver to the other party a written notice stating that it is terminating this Agreement and (except for termination under Section 9.1(f) which will not require such certification) setting forth a brief description of the basis on which it is terminating this Agreement.

9.3

Effect of Termination.  If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement shall terminate except (a) as set forth in Section 9.4 and (b) nothing herein shall relieve any party from liability for any willful breach of its representations, warranties, covenants or agreements set forth in this Agreement prior to such termination; provided, however, that: (a) the parties shall, in all events, remain bound by and continue to be subject to Section 5.3; and (b) except in the case of a willful breach of this Agreement, no party shall be liable for any consequential or punitive damages.

9.4

Fees and Expenses.

(a)

Except as set forth in this Section 9.4, all Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated, except that the Company shall pay all Expenses relating to (i) printing, filing and mailing the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Proxy Statement.  “Expenses”, as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of shareholder approvals, the filing of any required notices under regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

(b)

The Company agrees that:

if Parent shall terminate this Agreement pursuant to Section 9.1(g) or the Company shall terminate this Agreement pursuant to Section 9.1(h); or

if (A) Parent or the Company shall terminate this Agreement pursuant to 9.1(c), and (B) prior to the time of such failure to so approve this Agreement or the Merger a Competing Transaction shall have been publicly announced with respect to the Company; or

if (A) Parent or the Company shall terminate this Agreement pursuant to Section 9.1(f), (B) prior to the time of such termination a Competing Transaction shall have been publicly announced with respect to the Company, and (C) the Company enters into an agreement providing for a Third Party Acquisition within nine (9) months after the date of such termination;

then the Company shall pay to Parent promptly (upon termination if the Company shall have terminated pursuant to Section 9.1(h) and no later than one business day after the first of such other events shall have occurred) a fee of $1,250,000 (the “Fee”) plus an amount equal to the amount of Parent’s Expenses, up to a maximum of $500,000, which amounts shall be payable in immediately available funds.  In the event of a termination of the Agreement under this Section 9.1(b), the Fee is intended, and agreed by all parties to be, the liquidated damages of the Parent and is in lieu of any other amounts that the Parent might claim or be entitled to claim as damages hereunder.

(c)

The Company agrees that if Parent shall terminate this Agreement pursuant to Section 9.1(d) and neither Parent nor Merger Sub is in material breach of its material covenants and agreements contained in this Agreement or its representations and warranties contained in this Agreement, then the Company shall, whether or not any payment is made pursuant to Section 9.4(b), reimburse Parent for all of its Expenses, up to a maximum of $500,000 (not later than one business day after submission of statements therefore).  Conversely, Parent agrees that if the Company shall terminate this Agreement pursuant to Section 9.1(e) and the Company is not in material breach of its material covenants and agreements contained in this Agreement or its representations and warranties contained in this Agreement, then Parent shall reimburse the Company for all of its Expenses, up to a maximum of $500,000 (not later than one business day after submission of statements therefore).

(d)

The Company and Parent acknowledge that the agreements contained in this Section 9.4 are an integral part of the transactions contemplated by this Agreement.  In the event that the Company shall fail to pay the Fee or any Expenses when due, or Parent shall fail to pay any Expenses when due, the term “Expenses” shall be deemed to include the costs and expenses actually incurred or accrued by Parent  or the Company, as the case may be (including, without limitation, fees and expenses of counsel), in connection with the collection under and enforcement of this Section 9.4, together with interest on such unpaid Fee and/or Expenses, commencing on the date that the Fee or such Expenses became due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in the City of New York, as such bank’s prime rate as published by such bank from time to time.  Payment of the fees and expenses described in this Section 9.4 shall not be in lieu of any damages incurred in the event of willful or intentional breach of this Agreement.

(e)

“Third Party Acquisition” means any of the following transactions (other than the transactions contemplated by this Agreement):  (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company pursuant to which the stockholders of the Company immediately preceding such transaction hold less than fifty percent (50%) of the aggregate equity interests in the surviving or resulting entity of such transaction or of any direct or indirect parent thereof; (ii) a sale or other disposition by the Company of assets representing in excess of fifty percent (50%) of the aggregate fair market value of the Company’s business immediately prior to such sale or other disposition; (iii) an acquisition by any person or group (including by way of a tender offer or an exchange offer or an issuance of capital stock by the Company), directly or indirectly, of beneficial ownership of fifty percent (50%) or more of the voting power of the then outstanding shares of capital stock of the Company; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; or (v) the repurchase by the Company or the Company Subsidiaries of 50% or more of the outstanding shares of Company Common Stock.

10.

SURVIVAL OF CERTAIN PROVISIONS AFTER THE EFFECTIVE TIME ETC.

The representations, warranties, covenants, and agreements made herein or in any Related Agreement delivered pursuant hereto shall terminate and be of no further force or effect on the earlier of (i) the Effective Time, if the Merger is consummated, or (ii) the date of termination of this Agreement, if this Agreement is terminated under Section 9, above, provided, however, that the covenants contained in this Agreement in Article 1 and Sections 5.4, 11.1, 11.2, 11.3, 11.4, 11.5, 11.7, 11.8, 11.9, 11.10, 11.11, 11.12, 11.13, and 11.14 shall survive the Effective Time, in the event, but only in the event, that the Merger is consummated, and the provisions of Sections 5.3 and 9.4 shall survive in accordance with Section 9.3 if the Agreement is terminated without the Merger being consummated.

11.

MISCELLANEOUS PROVISIONS

11.1

Further Assurances.  Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

11.2

Attorneys’ Fees.  If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys’ fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

11.3

Notices.  Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent:

ComVest Investment Partners II LLC

830 Third Avenue

New York, New York  10022

Attn:

Carl G. Kleidman

Phone: (212) 829-5800

Facsimile No:

(212) 829-5978

with a copy to (which copy shall not constitute notice):

Greenberg Traurig LLP

200 Park Avenue

New York, New York  10166

Attn:

Alan I. Annex and Kenneth A. Gerasimovich

Phone:

(212) 801-9200

Facsimile No.:

(212) 801-6400

if to the Company:

Catalyst International, Inc.

8989 North Deerwood Drive

Milwaukee, WI  53223

Attn:

President

Phone:

(414) 362-6800

Facsimile No:

(414) 362-6794

with a copy to (which copy shall not constitute notice):

Godfrey & Kahn, SC

780 N. Water Street

Milwaukee, Wisconsin  53202

Attn:

Mark Ehrmann

Phone:

(414) 273-3500

Facsimile No:

(414) 273-5198

11.4

Time of the Essence.  Time is of the essence in connection with the Merger and the other transactions contemplated by this Agreement.

11.5

Headings.  The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

11.6

Counterparts.  This Agreement may be executed in several counterparts and by facsimile, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

11.7

Governing Law; Jurisdiction and Venue.

(a)

This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of Delaware (without giving effect to principles of conflicts of laws).

(b)

Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement shall be brought or otherwise commenced exclusively in the Delaware Chancery Court, and each of the parties hereby irrevocably and unconditionally (i) consents to submit to the exclusive jurisdiction of such courts for any proceeding arising in connection with this Agreement, (ii) agrees not to commence any such proceeding except in such courts, and (iii) waives any objection to the laying of venue of any such proceeding in such courts.

11.8

Parties in Interest; Successors and Assigns.

(a)  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 5.4 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

(b)

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns (if any).  The Company shall not, and prior to the Effective Time, Parent shall not, assign this Agreement or any rights or obligations hereunder to any Person.

11.9

Remedies Cumulative; Specific Performance.  The rights and remedies of the parties hereto shall be cumulative (and not alternative).  The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to seek (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

11.10

Waiver.  No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.  No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

11.11

Amendments.  This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

11.12

Severability.  In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

11.13

Entire Agreement.  This Agreement and the Related Agreements set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof, including that certain letter agreement dated June 3, 2004.

11.14

Waiver of Jury Trial.  Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement, the Related Agreements or the Merger.  Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other hereto have been induced to enter into this Agreement, the Related Agreements and the Merger, as applicable, by, among other things, the mutual waivers and certifications in this Section 11.14.

11.15

Construction.

(a)

For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

(b)

The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)

As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)

Except as otherwise indicated, all references in this Agreement to “Sections” and “Exhibits” are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

IN WITNESS WHEREOF, The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

PARENT:

COMVEST INVESTMENT PARTNERS II LLC

By:  Carl G. Kleidman

Its:  Partner

MERGER SUB:

CAT ACQUISITION CORP.

By:  Carl G. Kleidman

Its:

THE COMPANY:

CATALYST INTERNATIONAL, INC.

By:  James B. Treleaven

Its:  President and Chief Executive Officer

Exhibit A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A):

2003 Annual Report.  “2003 Annual Report shall have the meaning given in Section 1.5.

2003 Notes.  “2003 Notes shall have the meaning given in Section 1.7.

Action.  “Action” shall have the meaning given in Section 5.4(b).

Agreement.  “Agreement” shall mean this Agreement and Plan of Merger and Reorganization (including the Recitals, the Company Disclosure Schedule, the Parent Disclosure Schedule, and the exhibits), as it may be amended from time to time.

Audited Company Financial Statements.  “Audited Company Financial Statements” shall have the meaning given in Section 2.4(b)(i).

Brazilian Subsidiary.  “Brazilian Subsidiary” shall have the meaning given in Section 2.1(c).

Benefit Program or Agreement.  “Benefit Program or Agreement” shall have the meaning given in Section 2.13(a)(ii).

Certificate of Merger.  “Certificate of Merger” shall have the meaning given in Section 1.2.

Change in the Company Recommendation.  “Change in the Company Recommendation” shall have the meaning given in Section 4.5(c).

Closing.  “Closing” shall have the meaning given in Section 1.2.

Closing Date.  “Closing Date” shall have the meaning given in Section 1.2.

Code.  “Code” shall have the meaning given in Section 2.3(b).

Company.  “Company” shall have the meaning given in the introduction to this Agreement.

Company Common Stock.  “Company Common Stock” shall have the meaning given in Section 1.4(a)(i).

Company Compliance Certificate.  “Company Compliance Certificate” shall have the meaning given in Section 6.3(a).

Company Constituent Documents.  “Company Constituent Documents” shall have the meaning given in Section 2.2.

Company Disclosure Schedule.  “Company Disclosure Schedule” shall have the meaning given in the preamble to Article 2.

Company Financial Statements.  “Company Financial Statements” shall have the meaning given in Section 2.4(b).

Company Option Certificate.  “Company Option Certificate” shall have the meaning given in Section 1.6(b).

Company Option.  “Company Option” shall mean any option to acquire Company Common Stock.

Company Option Plans.  “Company Option Plans” shall have the meaning given in Section 1.5.

Company Preferred Stock.  “Company Preferred Stock” shall have the meaning given in Section 2.3(a).

Company Proprietary Assets.  “Company Proprietary Assets” shall have the meaning given in Section 2.7(b).

Company Recommendation.  “Company Recommendation” shall have the meaning given in Section 4.4(d).

Company Returns.  “Company Returns” shall have the meaning given in Section 2.12(a).

Company SEC Reports.  “Company SEC Reports” shall have the meaning given in Section 2.4(a).

Company Shareholders' Meeting.  “Company Shareholders’ Meeting” shall have the meaning given in Section 4.4(a).

Company Stock Certificate.  “Company Stock Certificate” shall have the meaning given in Section 1.6(a).

Company Subsidiaries.  “Company Subsidiaries” shall have the meaning given in Section 2.1(c).

Company Triggering Event.  “Company Triggering Event” shall have the meaning given in Section 9.1.

Competing Transaction.  “Competing Transaction” shall have the meaning assigned in Section 4.5(d).

Deferred Compensation.  “Deferred Compensation” shall have the meaning given in Section 2.13(a).

DGCL.  “DGCL” shall have the meaning given in Recital B of this Agreement.

Dissenting Shares.  “Dissenting Shares” shall have the meaning given in Section 1.4(a)(iv).

Effective Time.  “Effective Time” shall have the meaning given in Section 1.2.

Encumbrance.  “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature affecting property, real or personal, tangible or intangible, including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset, any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset, any lease in the nature thereof and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statute of any jurisdiction).

Entity.  “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

Environmental Law.  “Environmental Law” shall have the meaning given in Section 2.14.

ERISA.  “ERISA” shall have the meaning given in Section 2.13(a)(i).

Exchange Act.  “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Excluded Shares.  “Excluded Shares” shall have the meaning given in Section 1.4(a)(iii).

Expenses.  “Expenses” shall have the meaning given in Section 9.4(a).

Fee.  “Fee” shall have the meaning given in Section 9.4(b).

Governmental Authorization.  “Governmental Authorization” shall mean any:  (a) approval, permit, license, certificate, franchise, permission, clearance, registration, qualification or other authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

Governmental Body.  “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental, self-regulatory or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

Indemnified Party.  “Indemnified Party” shall have the meaning given in Section 5.4(b).

Legal Proceeding.  “Legal Proceeding” shall mean any ongoing or threatened action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement.  “Legal Requirement” shall mean any federal, state, local, municipal, foreign or international, multinational or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

Licensed Proprietary Assets.  “Licensed Proprietary Assets” shall have the meaning given in Section 2.7(a).

Material Adverse Effect.  “Material Adverse Effect” shall mean, with respect to any Entity, any adverse change, circumstance or effect that, individually or aggregated with other changes, circumstances and effects, that (a) has had or would reasonably be expected to have a material adverse effect on the business, operations, cash flows, condition, assets, liabilities, operations, or financial performance of such entity and its subsidiaries, if any, taken as a whole, or (b) materially impairs the ability of such entity and its subsidiaries, if any, taken as a whole to perform any of their material obligations under this Agreement or to consummate the Merger.  However, in the case of the Company, the following changes, circumstances or effects shall not be deemed to constitute a Material Adverse Effect:  (A) changes or conditions generally affecting the industries or segments in which the Company operates or changes in general economic, market or political conditions which, in either case do not have a materially disproportionate effect (relative to other industry participants) on the Company, (B) any disruption of customer, business partner, supplier or employee relationships that result from the announcement of this Agreement or the consummation of the Merger, to the extent so attributable; and (C) any reduction in the market price or trading volume of Company Common Stock (it being understood that the foregoing shall not prevent Parent from asserting that any underlying cause of such reduction independently constitutes such a Material Adverse Effect on the Company).

Material Owned Proprietary Assets.  “Material Owned Proprietary Assets” shall have the meaning given in Section 2.7(a).

Materials of Environmental Concern.  “Materials of Environmental Concern” shall have the meaning given in Section 2.14.

Merger.  “Merger” shall have the meaning given in Recital B of this Agreement.

Merger Consideration.  “Merger Consideration” shall have the meaning given in Section 1.4(i).

Merger Sub.  “Merger Sub” shall have the meaning given in the introduction to this Agreement.

Notice of Superior Proposal.  “Notice of Superior Proposal” shall have the meaning given in Section 4.5(c).

Parent.  “Parent” shall have the meaning given in the introduction to this Agreement.

Parent Compliance Certificate.  “Parent Compliance Certificate” shall have the meaning given in Section 7.3(a).

Parent Disclosure Schedule.  “Parent Disclosure Schedule” shall have the meaning given in the preamble to Article 3.

Payment Agent.  “Payment Agent” shall have the meaning given in Section 1.8(a).

Payment Fund.  “Payment Fund” shall have the meaning given in Section 1.8(a).

PBGC.  “PBGC” shall have the meaning assigned in Section 2.13(c)(viii).

Person.  “Person” shall mean any individual, Entity or Governmental Body.

Pre-Closing Period.  “Pre-Closing Period” shall have the meaning given in Section 4.1.

Proprietary Asset.  “Proprietary Asset” shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, domain name, service mark (whether registered or unregistered), service mark application, copyright or rights of copyright (whether registered or unregistered), copyright application, mask work, mask work application, trade secret, know-how, customer list, franchise, system, computer software (including source code and object code), computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset, confidential information, ideas, and all other intellectual property or proprietary rights of any kind, including without limitation writings of any kind, printed or graphic matter (including all preparatory materials such as sketches, drafts, outtakes, outlines and drawings), and any audiovisual works, artwork, designs, computer software, photographs, video tapes, films, slides, tape recordings, music, and mechanicals; or (b) right to use or exploit any of the foregoing.

Proxy Statement.  “Proxy Statement” means the proxy statement prepared by the Company in connection with the Company Shareholders’ Meeting for use in effecting the Merger and the other transactions contemplated herein.

Registered Proprietary Assets.  “Registered Proprietary Assets” shall have the meaning assigned in Section 2.7(a).

Related Agreements.  Related Agreements shall mean this Agreement and any agreements entered into in connection herewith.

Required Company Shareholder Vote.  “Required Company Shareholder Vote” shall have the meaning given in Section 2.19(b).

Securities Act.  “Securities Act” shall mean the Securities Act of 1933, as amended.

Shareholders Agreement.  “Shareholders Agreement” shall have the meaning given in Section 1.7(a).

Stockholders.  “Stockholders” shall have the meaning given in Recital D of this Agreement.

Stockholders Voting Agreement.  “Stockholders Voting Agreement” shall have the meaning given in Recital D of this Agreement.

Superior Proposal.  “Superior Proposal” shall have the meaning given in Section 4.5(e).

Surviving Corporation.  “Surviving Corporation” shall have the meaning given in Section 1.1.

Tax.  “Tax” shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Return.  “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Termination Date.  “Termination Date” shall have the meaning given in Section 9.1(f).

Third Party Acquisition.  “Third Party Acquisition shall have the meaning given in Section 9.4(e).

2003 Balance Sheet.  “2003 Balance Sheet” shall have the meaning given in Section 2.4(b).

UK Subsidiary.  “UK Subsidiary” shall have the meaning given in Section 2.1(c).

Unaudited Company Interim Financial Statements.  “Unaudited Company Interim Financial Statements” shall have the meaning given in Section 2.4(b)(ii).

United States GAAP.  “United States GAAP” shall mean generally accepted accounting principles consistently applied over the relevant time periods, in the United States.

Vested Option.  “Vested Option” shall have the meaning given in Section 1.5.

Warrants.  “Warrants” shall have the meaning given in Section 2.3(b).

#.